William W. Scranton III	215.256.5000
Chairman of the Board	www.harleysvillegroup.com
355 Maple Avenue
Harleysville, PA 19438

March 24, 2010

Dear Harleysville Group Inc. Stockholder:

You are cordially invited to attend the Annual Meeting of the Stockholders of Harleysville Group Inc. at the Company’s headquarters, 355 Maple Avenue, Harleysville, Pennsylvania, on Wednesday, April 28, 2010, at 10:30 a.m.

At the meeting, stockholders will vote on three scheduled items of business.  The items and the votes the Board of Directors recommends are:

	Item	Recommended Vote

1.	Election of Class A Directors	FOR
2.	Approval of the Amended and Restated Equity Incentive Plan	FOR
3.	Ratification of Independent Registered Public Accounting Firm	FOR

We also will discuss Harleysville Group’s 2009 operations and will be pleased to answer your questions about the Company.  Enclosed with the accompanying proxy statement are your proxy card and the 2009 Annual Report.

We look forward to seeing you on April 28, 2010.  Whether or not you plan to attend the meeting in person, it is important that your shares are represented at the Annual Meeting.  Please complete, sign, date, and return the enclosed proxy card in the envelope provided in order that your shares can be voted at the meeting as you have instructed.  If you choose, you may alternatively vote by telephone or via the Internet instead of voting by proxy card.  There are instructions about these voting alternatives in the proxy statement.

Sincerely,

William W. Scranton III

Robert A. Kauffman	215.256.5000
Secretary	www.harleysvillegroup.com
355 Maple Avenue
Harleysville, PA 19438

HARLEYSVILLE GROUP INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 28, 2010

To the Stockholders of

HARLEYSVILLE GROUP INC.

The Annual Meeting of Stockholders of HARLEYSVILLE GROUP INC. will be held at 10:30 a.m., Wednesday, April 28, 2010, at its headquarters at 355 Maple Avenue, Harleysville, Pennsylvania 19438, for the following scheduled items of business:

1.	To elect the Class A directors;
2.	To approve our Amended and Restated Equity Incentive Plan (EIP); and
3.	To ratify KPMG LLP as the Company’s independent registered public accounting firm.

We also may transact such other business as may properly be presented at the meeting.

Your Board recommends a vote to elect the nominated directors, to approve the EIP, and to ratify KPMG LLP as the Company’s independent registered public accounting firm.

For further information on these proposals, please read the proxy statement that follows.

The Board of Directors has fixed the close of business on March 1, 2010 as the record date for determining the stockholders entitled to vote at the Annual Meeting.

This notice, the proxy statement, the proxy card, and the 2009 Annual Report to Stockholders are being distributed to stockholders on or about March 24, 2010.

This proxy statement and the Company’s 2009 Annual Report to Stockholders are also available on the Internet, by logging onto http://www.harleysvillegroup.com/2010.html.

By Order of the Board of Directors,

Robert A. Kauffman

March 24, 2010

TABLE OF CONTENTS

ANNUAL MEETING OF STOCKHOLDERS	1

Purpose of Proxy Statement	1
Matters to be Voted Upon	1
Voting Procedures	1
Other Information	3

BOARD OF DIRECTORS	5

Board of Directors	5
Corporate Governance Practices	5
The Board and its Committees	8
Director Nomination Procedures	12
Security Holder Communication Process	13

STOCKHOLDER ACTIONS	14

Item 1. Election of Directors	14
Biographies of Director Nominees and Directors Continuing in Office	14
Item 2. Approval of the Amended and Restated Equity Incentive Plan	17
Item 3. Ratification of KPMG as Independent Registered Public Accounting Firm for 2010	25

AUDIT COMMITTEE REPORT	26

STOCK OWNERSHIP	27

Table I — Five Percent Stockholders	27
Table II — Beneficial Ownership of Directors and Executive Officers	28

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2009	29

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30

EXECUTIVE OFFICERS	31

EXECUTIVE COMPENSATION	33

Compensation Discussion and Analysis	33
Summary Compensation Table	46
CEO Compensation: Comparison of Actual Pay in 2009 to Actual Performance	49
2009 Grant of Plan-Based Awards Table	50
Outstanding Equity Awards at Fiscal Year End Table	52
Pension Benefits Table	55
Non-Qualified Deferred Compensation Table	56
Post-Employment Arrangements	57

DIRECTOR COMPENSATION	63

COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE REPORT	65

RELATED PERSON TRANSACTIONS	66

i

ANNUAL MEETING OF STOCKHOLDERS

Purpose of Proxy Statement

The Board of Directors of Harleysville Group Inc. (hereinafter referred to as the “Company” or “Harleysville Group”) is soliciting your proxy for voting at the 2010 Annual Meeting of Stockholders to be held April 28, 2010, at the headquarters of the Company.  This proxy statement is being distributed to stockholders on or about March 24, 2010.

Matters to be Voted Upon

At the Annual Meeting, stockholders will vote on the election of three Class A directors: Barbara A. Austell, G. Lawrence Buhl, and William E. Storts.  Please see pages 14-16 for information on the election of these directors.  Stockholders also will vote on a proposal to approve our Amended and Restated Equity Incentive Plan (EIP).  Please see pages 17-24 for information on the approval related to the EIP.  Additionally, stockholders will be asked to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2010.  Please see page 25 for information on the ratification of KPMG LLP.

The Board of Directors knows of no other matters to be presented for stockholder action at the meeting.  If other matters are properly presented at the meeting, your signed and dated proxy card authorizes each of Arthur E. Chandler, Robert A. Kauffman, or Beth A. Friel to vote your shares in accordance with his or her best judgment.

Voting Procedures

Who May Vote

Stockholders as of the close of business on March 1, 2010 (the Record Date) are entitled to vote at the Annual Meeting.  Each share of common stock is entitled to one vote.

How to Vote

Stockholders may vote:

•                  In person at the meeting; or

•                  By mail (by completing and returning the enclosed proxy card); or

•                  By telephone (see instructions below); or

•                  By Internet (see instructions below).

Quorum to Transact Business

A quorum for the transaction of business at the Annual Meeting consists of the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company’s common stock.  As of the Record Date, 27,513,794 shares of Harleysville Group’s common stock were issued and outstanding.  If you attend in person and indicate your presence, mail in a properly signed and dated proxy card, or vote by telephone or via the Internet, you will be part of the quorum.

Vote Needed to Approve Each Item

The proposals to elect the director nominees, to approve the EIP, and to ratify the selection of KPMG LLP as the independent registered public accounting firm for 2010 will be approved if each such proposal receives the affirmative vote of the holders representing a simple majority of all shares present and entitled to vote.  As of the Record Date, Harleysville Mutual Insurance Company (Harleysville Mutual) owned 14,526,445 shares (or 52.8%) of Harleysville Group’s outstanding common stock.  The Company is thus a “controlled company” under NASDAQ listing requirements.  Harleysville Mutual has advised Harleysville Group that it will vote in favor of the election of the nominees for director proposed by the Company, for approval of the EIP, and for the ratification of KPMG LLP.  As a result, the director candidates nominated by the Company will be elected, the EIP will be approved and KPMG LLP’s selection as the Company’s independent public accounting firm for 2010 will be approved regardless of the votes cast by other stockholders.

Voting of Shares via Proxy Card, Telephone, or Internet

If you submit a properly executed proxy card by mail, or vote by telephone or via the Internet, your shares will be part of the quorum, and your shares will be voted as per your instructions.

Voting by Proxy Card

If you submit a properly executed and completed proxy card by mail, your shares will be voted as per your instructions.  If you sign, date, and mail in your proxy card without indicating how it should be voted on the election of the directors, or on the approval of the EIP, or on the ratification of KPMG LLP, your shares will be voted in favor of each such proposal.  A proxy card marked “withheld” regarding the election of director nominees, or “abstain” regarding the approval of the EIP or with respect to the ratification of KPMG LLP, will not be voted on for that specific item, but will be included as present and entitled to vote for determining whether the item has been approved.  Broker non-votes are not considered as votes entitled to be cast on a matter and, thus, will have no effect on the result of the applicable vote.  A broker non-vote occurs when a broker votes on some matters on the proxy card, such as election of directors, but not on others because the broker does not have the authority to do so.

Voting by Telephone

To vote by telephone, please dial 1.800.560.1965.  Please have your proxy card with you when you call, because you will need certain identifying information included on the proxy card to vote by telephone.  Once you establish contact, follow the voice prompts to complete the voting by telephone.

Voting via the Internet

To vote via the Internet, please log on to www.eproxy.com/hgic.  Please have your proxy card with you when you log on, because you will need certain identifying information included on the proxy card to vote via the Internet.  Once you establish contact, follow the instructions to complete the voting via the Internet.

Revocation of Your Proxy

If you later decide to revoke or change your proxy, you may do so by: (1) sending a written statement to that effect to the Secretary of the Company; (2) submitting a properly signed proxy card with a later date; or (3) voting in person at the Annual Meeting.  All of these alternatives apply regardless of how you initially voted, i.e., by mailing in a proxy card, by telephone, or via the Internet.

Duplicate Proxy Statements and Cards

You may receive more than one proxy statement, proxy card, or annual report.  This duplication will occur if your shares are registered in different names or your shares are in more than one type of account maintained by Wells Fargo, the Company’s transfer agent.  To have all your shares voted, please sign and return all the proxy cards you have received, or separately vote the shares described on the proxy card when voting by telephone or via the Internet.  If you wish to have your accounts registered in the same name(s) and address, please call Wells Fargo, at 1.800.468.9716, or contact Wells Fargo through its Web site: www.wellsfargo.com/com/shareowner_services/.

Other Information

Stockholder Proposals

An eligible stockholder who wants to have a qualified proposal considered for inclusion in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders must notify the Secretary of the Company.  The proposal must be received at the Company’s offices no later than November 25, 2010.  A stockholder must have been a registered or beneficial owner of at least 1% of the Company’s outstanding common stock or stock with a market value of at least $2,000 for at least one year prior to submitting the proposal, and the stockholder must continue to own such stock through the date the 2011 Annual Meeting is held.  A stockholder who has not timely submitted a proposal for inclusion in the proxy statement and who plans to present a proposal at the 2011 Annual Meeting of Stockholders must provide notice of the matter to the Secretary of the Company by December 23, 2010, or else the persons authorized under management proxies will have discretionary authority to vote and act according to their best judgment on the matter raised by the stockholder.

In February 2009, the Board of Directors amended the Company’s By-Laws to include advance notice provisions.  Under these provisions, a stockholder who wants to present a proposal at the 2011 Annual Meeting of Stockholders must deliver written information about the proposal to the Secretary of the Company by January 27, 2011.  These requirements apply to any proposal for a director nominee, or for any other purpose.  The stockholder must have been a registered or beneficial owner of at least 1% of the Company’s outstanding common stock or stock with a market value of at least $2,000 for at least one year prior to submitting the proposal, and the stockholder must continue to own such stock through the date the 2011 Annual Meeting is held.  The written notice must contain specific information about the desired proposal.  The information requirements are set forth in Article III, Section 14 (proposals generally) and Article IV, Section 1(B) (nominees for a director position) of the Company’s By-Laws, which are available on the Company’s Web site at www.harleysvillegroup.com.

Expenses of Solicitation

Harleysville Group pays the cost of the preparation and mailing of this proxy-soliciting material.  In addition to the use of the mail, proxies may be solicited personally, by telephone, or by other electronic means by Harleysville Group officers and employees, without their receiving additional compensation.  Harleysville Group pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

Receipt of Proxy Statements

Certain stockholders who share the same address may receive only one copy of this proxy statement and the Company’s 2009 Annual Report to Stockholders in accordance with a notice delivered earlier this year from such stockholders’ bank, broker, or other holder of record, unless the applicable bank, broker, or other holder of record received contrary instructions.  This practice, known as “householding,” is designed to reduce printing and postage costs.  If you own your shares through a bank, broker, or other holder of record and wish to either stop or begin householding, you may request or stop householding, or you may request a separate copy of this proxy statement or the annual report, either by contacting your bank, broker, or other holder of record at the telephone number or address provided in the above referenced notice, or by contacting us by telephone at 215.256.5000 or in writing to Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, Attention: Secretary.  If you request to begin or stop householding, you should provide your name, the name of your broker, bank, or other record holder, and your account information.  Alternatively, the proxy statement and the Company’s 2009 Annual Report to Stockholders may be viewed on the Internet, by logging on to http://www.harleysvillegroup.com/2010.html.

Independent Registered Public Accounting Firm

Representatives of KPMG LLP, an independent registered public accounting firm that audited Harleysville Group’s 2009 financial statements, will attend the Annual Meeting.  They will have the opportunity to make a statement, if they desire to do so, and will respond to any appropriate questions presented by stockholders.  In Item 3 of this proxy statement, the Company is seeking ratification of the selection of KPMG LLP as its independent registered public accounting firm for 2010.  Please see page 25 for more information.

Available Information

This proxy statement and the 2009 Annual Report, including financial statements and financial schedules required to be filed by the Company with the Securities and  Exchange Commission, may be obtained, without charge, from the Company by contacting Mark R. Cummins, Executive Vice President, Chief Investment Officer and Treasurer by mail at Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, by electronic mail at investorrelations@harleysvillegroup.com, or by telephone at 215.256.5000.

BOARD OF DIRECTORS

Board of Directors

The Company’s Board of Directors currently consists of nine directors: Barbara A. Austell, W. Thacher Brown, Michael L. Browne, G. Lawrence Buhl, Mirian M. Graddick-Weir, William Gray, Jerry S. Rosenbloom, William W. Scranton III (Chairman), and William E. Storts.  For biographical information about the directors, please see pages 14-16.

Corporate Governance Practices

In order to promote the highest standards of management for the benefit of stockholders, the Board of Directors of Harleysville Group follows certain governance practices regarding how the Board conducts its business and fulfills its duties.  The Company’s Board of Directors’ Governance Principles may be accessed through the Governance section of the Company’s Web site (www.harleysvillegroup.com).  Among these practices are:

Board Size, Composition, and Independence

The Board presently consists of nine directors comprised of eight independent non-employee directors and one employee director, Michael L. Browne, who is the President and Chief Executive Officer (CEO) of the Company.  The Board believes that the Board should consist of at least seven directors and that, because some members of the Board are also members of the Board of Harleysville Mutual, the total number of individuals comprising the boards of Harleysville Mutual and Harleysville Group should be no more than 12.  The Board further believes that of the maximum total board membership of 12, no more than three should be employee directors, with the remainder being independent directors as defined by the NASDAQ corporate governance rules.

The Board has determined that no non-employee director has a relationship with the Company that impairs his or her independence, and therefore, has determined that all of its non-employee directors are independent.  In assessing the independence of Board members, the Board considers the independence requirements under the NASDAQ corporate governance rules and the absence of any related person transactions between the individual and the Company.  In addition, the Company’s Board of Directors’ Governance Principles provide that no member of the Board may serve as an independent director on more than three other boards of for-profit companies.

Qualifications and Skills of Directors and Director Nominees

The Nominating and Corporate Governance Committee, with input from the Chairman of the Board and the CEO, screens director candidates and evaluates the qualification and skills applicable to the Company of the existing members of the Board.  In overseeing the nomination of candidates for election, and the qualifications and skills of incumbent directors, the Nominating and Corporate Governance Committee, and subsequently the Board, seeks qualified individuals with outstanding records of success in their chosen careers, the skills to perform the role of director, and the time and motivation to perform as a director.  Directors are expected to bring specialized talents to the Board that add value to the Board’s deliberative process and advance the business goals and social consciousness of the Company.  Directors are expected to be knowledgeable about profit-making enterprises and the elements necessary for such enterprises to be successful.  The Board has determined that insurance industry expertise, financial and investment experience and governmental experience are generally useful qualifications for directors, and the composition of the Board reflects such assessment.  All of the incumbent directors exhibit outstanding records of success in their chosen careers and have demonstrated their ability to devote the time and energy necessary to serve on the Board and to advance the business goals and strategies of the Company.  The directors have the following additional qualifications and skills that make them productive members of the Board:

•	Barbara A. Austell - significant operational finance and investment banking expertise

•	W. Thacher Brown - investment advisory expertise

•	Michael L. Browne - current CEO of the Company and distinguished legal career and former government service

•	G. Lawrence Buhl - financial and accounting expertise, with specific experience in the insurance industry

•	Mirian M. Graddick-Weir - substantial experience leading the human resources function of a global company

•

William Gray - senior executive positions at a global advertising and marketing organization, with acquisition and senior leadership recruiting responsibilities, and active service on high profile boards

•	Jerry S. Rosenbloom - distinguished academic career focused on insurance and risk management, extensive board membership and consultancy experience in the insurance industry

•	William W. Scranton III - former lieutenant governor of Pennsylvania; significant financial and business acumen and expertise

•	William E. Storts - significant financial and business acumen and expertise

Attendance at Directors’ and Stockholders’ Meetings

Directors are expected to attend all meetings of the stockholders, the Board, and the Committees on which they serve.

Director Retirement

It is Board policy that a director resigns as a director upon resignation or retirement from his or her primary employment, unless the Nominating and Corporate Governance Committee and the Chairman of the Board request the individual to remain as a director.  Pursuant to the Company’s By-Laws, each director must retire from the Board at the first annual meeting following his or her 72nd birthday.

Stock Ownership

The Company established stock ownership guidelines in 2002 that are now effective for all current directors, and will be effective for newly elected directors five years after being first elected to the Board.  Under these guidelines, each non-employee director is expected to beneficially own an amount of the Company’s common stock having a value equal to at least five times the then current annual retainer.  To assist the non-employee directors in attaining this goal, the Company grants Deferred Stock Units to non-employee directors.

Leadership

Currently the roles of non-executive Chairman of the Board and CEO of the Company are split.  The Board retains the right to exercise its judgment to combine or separate the roles of Chairman of the Board and CEO.  The Company believes that the Chairman of the Board, William W. Scranton III, has significant leadership experience, including executive experience in both business and government, that positions him well to lead the Board.  Further, Mr. Scranton’s leadership provides an independent viewpoint in leadership of the Board.

Risk Oversight

In April 2009, the Board formed a separate Risk Committee of the Board.  Its members are Jerry S. Rosenbloom (Chair), Michael L. Browne (CEO), G. Lawrence Buhl (Audit Committee Chair), William Gray, William W. Scranton III (Chairman), William E. Storts, and Michael L. Lapeyrouse (a member of the Harleysville Mutual Board).  The Risk Committee provides oversight of, and advises the Board as to, the Company’s enterprise risk management, including the Company’s threshold for risk, and oversees the Company’s establishment and implementation of standards, controls, limits, guidelines, and policies relating to the assessment and management of risk.  The Risk Committee reviews the enterprise risk management policies of the Company, including, but not limited to:  (i) the Company’s risk tolerance; (ii) the risk governance structure; and (iii) the effectiveness of the risk management procedures and how they support the business strategy of the Company.  In addition, the Risk Committee – in combination with the Finance Committee and the Executive/Strategy Committee - reviews the Company’s risk exposure as it relates to capital adequacy, earnings, competition, and compliance with the Company’s risk policies covering financial risk; regulatory risk; strategic risk; operational risk; competition risk; management risk; investment and counterparty risk; and underwriting risk.

The Risk Committee membership must always include a member of the Board’s Audit Committee to assure communication and coordination of the risk oversight responsibilities of the Audit Committee and the Risk Committee.  In addition, the Risk Committee has at least one joint meeting per year with the Executive/Strategy Committee of Harleysville Group and Harleysville Mutual.

CEO Performance Evaluation

The independent directors of the Company annually review the CEO’s performance.  Each such director provides an evaluation of the CEO’s performance to the Chair of the Compensation and Personnel Development Committee, who compiles a report of the reviews of the independent directors.  The independent directors then meet in an executive session to discuss the CEO’s performance and to agree on the content of the appraisal, which the Chair of the Compensation and Personnel Development Committee later reviews with the CEO.

Code of Conduct

The Board of Directors, through the Nominating and Corporate Governance Committee, has established and oversees compliance with a Code of Conduct for Directors, Officers and Employees and a Code of Ethics for Senior Financial Officers meeting the requirements of the Securities and Exchange Commission (SEC) and the NASDAQ corporate governance rules.  These are posted in the Governance section of the Company’s Web site (www.harleysvillegroup.com).  The Company will provide a copy of either code to any person upon request and without charge.  Requests should be addressed to the Nominating and Corporate Governance Committee, Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, with the words “Request for Codes” placed on the lower left-hand corner of the envelope.  The Company intends to disclose waivers from, and amendments to, the Code of

Conduct and the Code of Ethics on its Web site.  In addition, in accordance with the SEC rules and NASDAQ listing requirements, the Company also intends to disclose on a Form 8-K any material amendments to the Code of Conduct and any waivers from the Code of Conduct that are granted to directors or executive officers.

Board Effectiveness Assessment

Annually, the Nominating and Corporate Governance Committee conducts an assessment of the Board’s effectiveness and makes a report on that subject to the Board.  That Committee also reviews and makes recommendations to modify the Company’s corporate governance practices.  All standing Committees also conduct annual self-assessments and report such self-assessments to the Board.

Director Compensation

In order to attract and retain qualified board members, the Company believes its director compensation should be competitive with the compensation of directors at peer companies.  Directors’ fees are determined by the Compensation and Personnel Development Committee, after consultation, as appropriate, with a compensation consultant.  Please see pages 63-64 for a description of the directors’ fees paid during 2009.

Board Agendas and Meetings

A board calendar for each year is prepared in advance, which establishes the dates of regularly scheduled meetings and certain items to be addressed by the Board.  Additional items are added by the Chairman or CEO.  Each director is free to suggest items for an agenda, and each director is free to raise a subject at any Board meeting that is not on the agenda for that meeting.  The Board reviews and approves Harleysville Group’s yearly operating plan and specific financial goals for each year, and the Board monitors performance throughout the year.  The Board also reviews long-range strategic issues at regular Board meetings, as well as at periodic meetings devoted solely to strategic issues.

Executive Sessions of Independent Directors

The independent directors meet in executive session without the CEO in attendance.  Executive sessions of the independent directors are scheduled at each regular Board meeting, Audit Committee meeting, Compensation and Personnel Development Committee meeting, and Nominating and Corporate Governance Committee meeting, as well as at most other Committee meetings.  The non-executive Chairman of the Board presides at the executive sessions of the Board.

Access to Management and Independent Advisers

The independent directors have access to management and, as necessary and appropriate, independent advisers.

The Board and its Committees

Board and Committee Meetings

The Board met five times in 2009.  A description of each standing Board Committee follows the table of members and meetings.  In 2009, each director, in the aggregate, attended at least 75% of all Board meetings and meetings of Committees on which he or she served.  In 2009, all Board members attended the annual meeting of stockholders.

BOARD COMMITTEE MEMBERS AS OF DECEMBER 31, 2009
AND MEETINGS HELD DURING 2009

Name	Audit	Compensation and Personnel Development	Nominating and Corporate Governance	Risk	Coordinating	Executive/ Strategy (1)	Finance and Investment
Barbara A. Austell	X				X		X
W. Thacher Brown	X	X				X	X*
Michael L. Browne				X		X	X
G. Lawrence Buhl	X*			X		X
Mirian M. Graddick-Weir		X*	X		X	X
William Gray				X	X
Jerry S. Rosenbloom		X	X	X*		X
William W. Scranton III		X	X	X		X*	X
William E. Storts	X			X	X*		X
Number of Meetings in 2009	4	5	4	2	2	3	5

* Denotes Chairperson of the Committee.

(1)  In April 2009, when the Risk Committee was formed, the Corporate Strategy Committee was eliminated as a separate committee and its functions transferred to the renamed Executive/Strategy Committee.  One of the meetings of the Executive/Strategy Committee listed above was a meeting of the Corporate Strategy Committee.

Committee Charters

Each standing Committee of the Board, including the Audit Committee, the Compensation and Personnel Development Committee, and the Nominating and Corporate Governance Committee, has a formal written charter that is posted in the Governance section of the Company’s Web site (www.harleysvillegroup.com).  Each of the Audit Committee, the Compensation and Personnel Development Committee, and the Nominating and Corporate Governance Committee assesses the adequacy of its charter on an annual basis, and any amendment or revision to such charter is posted to the Company’s Web site promptly after any such change.  The Company will provide a copy of any charter to any person upon request and without charge.  Requests should be addressed to the Secretary, Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, with the words “Request for Charter” placed on the lower left-hand corner of the envelope.

Audit Committee

The Audit Committee consists of at least three members, all of whom satisfy the definition of independent director established by both NASDAQ and state insurance regulatory requirements.    Each member is financially knowledgeable as required by NASDAQ and also satisfies the SEC additional independence requirements for members of audit committees.  The Audit Committee currently is comprised of four individuals: G. Lawrence Buhl (Chair), Barbara A. Austell, W. Thacher Brown, and William E. Storts, each of whom has been determined by the Board of Directors to be an “audit committee financial expert” as defined by SEC rules and NASDAQ corporate governance requirements.  The Audit Committee:

•                                          oversees corporate accounting policies, reporting practices, audits, and the quality and integrity of the financial reports;

•                                          reviews the internal audit function;

•                                          facilitates free and open communication among the directors, independent auditor, internal auditors, and the Company’s financial management;

•                                          establishes procedures for the receipt and investigation of complaints regarding accounting and auditing matters pursuant to Section 301 of the Sarbanes-Oxley Act; and

•                                          performs other specific duties to accomplish the above as set forth in its charter.

The Audit Committee annually pre-approves the annual audit engagement and pre-approves any additional audit-related or non-audit services, as necessary, provided by the Company’s independent registered public accounting firm.  The delegation by the Audit Committee of pre-approval of additional services provided by the Company’s independent registered public accounting firm is as follows: The Chair of the Audit Committee or, if he is not available, any member of the Audit Committee may pre-approve any additional services to be provided by the Company’s independent registered public accounting firm, as long as the type of services meets the applicable standards set forth in the Company’s Pre-Approval Policy.  In the event of such approval, the full Audit Committee is informed of such action at its next meeting.  With regard to non-audit services, the pre-approval requirement does not apply if: 1) the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by the Company to its registered public accounting firm during the fiscal year in which the services are provided; 2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and 3) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or by its Chair prior to the completion of the audit.

Compensation and Personnel Development Committee

The Compensation and Personnel Development Committee consists of five members: Mirian M. Graddick-Weir (Chair), W. Thacher Brown, Jerry S. Rosenbloom, William W. Scranton III, and Ellen Dunn (a member of the Harleysville Mutual Board).  The Compensation and Personnel Development Committee:

•                                          is comprised exclusively of independent directors as defined in the NASDAQ listing requirements and SEC requirements;

•                                          approves compensation for the executive officers, other than the CEO, and makes recommendations to the Board on compensation for the CEO, after consultation with all independent directors;

•                                          recommends director compensation, with input and review from the Nominating and Corporate Governance Committee, for approval by the Board;

•                                          determines participants in, establishes awards under, and approves payouts under the Company’s incentive plans, including the Senior Executive Incentive Compensation Plan;

•                                          grants awards of Stock Options, Restricted Stock, Stock Appreciation Rights, and Restricted Stock Units under the Amended and Restated Equity Incentive Plan;

•                                          monitors compliance by officers with the Company’s stock ownership guidelines;

•                                          oversees the annual review of the CEO’s performance;

•                                          oversees Harleysville Group’s management development and succession program;

•                                          reviews and determines compensation policies; and

•                                          has the authority to retain and dismiss compensation consultants.

During 2009, the Compensation Committee engaged the services of two compensation consultants to provide information, analyses, and advice regarding the form and amount of executive and non-employee director compensation: Mercer (USA) Inc. (Mercer) and Compensation Advisory Partners LLC (CAP).  Mercer provided these executive compensation-related services until September 2009.  The aggregate fees paid to Mercer in 2009 for such executive compensation services was $163,590.  In addition, Mercer and its affiliate, Guy Carpenter & Company, LLC (Guy Carpenter), provided additional services to the Company and its affiliates during 2009: pension and actuarial services, health and benefits services, and reinsurance intermediary services.  The aggregate fees paid to Mercer and its affiliate for such additional services in 2009 was $2,197,541, with the majority of such fees ($1,963,285) paid to Guy Carpenter for reinsurance intermediary services.  Management has retained Mercer and Guy Carpenter to provide the pension and actuarial services, health and benefits services, and the reinsurance intermediary services to the Company for a number of years.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of five members:  Michael L. Lapeyrouse (a member of the Harleysville Mutual Board who also serves as Chair of the Committee), Jerry S. Rosenbloom, Mirian M. Graddick-Weir, William W. Scranton III, and Ellen Dunn (a member of the Harleysville Mutual Board).  The Nominating and Corporate Governance Committee:

•                                          is comprised exclusively of independent directors as defined in the NASDAQ listing requirements;

•                                          has formal written procedures addressing the director nomination process;

•                                          considers and recommends nominees for election as a director to the Board;

•                                          considers recommendations for nominees for election as a director from stockholders who submit such recommendations in writing as described below;

•                                          considers and recommends members for appointment to the Committees except the Nominating and Corporate Governance Committee;

•                                          assesses the effectiveness of the Board and corporate governance practices;

•                                          recommends new corporate governance practices to the Board; and

•                                          oversees establishment and compliance with the Code of Conduct for Directors, Officers and Employees and the Code of Ethics for Senior Financial Officers.

Risk Committee

See the description of the Risk Committee on page 7.

Other Committees of the Board

There are several other Committees of the Board, in addition to those listed above.  These Committees are as follows:

•                                          The Coordinating Committee: The Coordinating Committee reviews material transactions between Harleysville Group and Harleysville Mutual.  This Committee is currently composed of the individuals who are solely Harleysville Group directors and the individuals who are solely Harleysville Mutual directors plus a non-voting Chairperson who is on the boards of both companies.  No material inter-company transaction can occur until at least two of the Harleysville Group directors and at least two of the Harleysville Mutual directors on the Coordinating Committee approve the transaction.  The decisions of the Coordinating Committee are binding on Harleysville Group and Harleysville Mutual.

•                                          The Executive/Strategy Committee: The Executive/Strategy Committee meets during the intervals between meetings of the Harleysville Group Board of Directors and the Harleysville Mutual Board of Directors, and has the right and authority to exercise the full powers of the Boards of Directors, except where limited by law, or where responsibility and authority is vested in another Committee of the Board.  This Committee also participates with management in the development of the Company’s strategy and monitors the implementation of the Company’s strategy.  In addition, this Committee provides advice and counsel to management on mergers and acquisitions, capital management, and financial risk tolerance.

•                                          The Finance and Investment Committee: The Finance and Investment Committee establishes the Company’s overall investment policies and guidelines.  In addition, it reviews and ratifies the investments made by the Company, and serves as the ex officio trustee of the Company’s pension plans.

Director Nomination Procedures

The specific process for evaluating new directors, including stockholder-recommended nominees, will vary based on an assessment of the then current needs of the Board and the Company.  The Nominating and Corporate Governance Committee will determine the desired profile of a new director, the competencies they are seeking, including experience in one or more of the following: property/casualty insurance operations, information technology, human resources, investments, law, finance, actuarial science or accounting, governmental affairs and public policy, strategic planning, and mergers and acquisitions.  Candidates will be evaluated in light of the target criteria chosen.  The Nominating and Corporate Governance Committee does not have a formal diversity policy; in addition to the foregoing it considers race and gender diversity in selection of qualified candidates.

In February 2009, the Board of Directors adopted an amendment to the Amended and Restated By-Laws of Harleysville Group, providing for an advance notice provision for any nomination by a stockholder of a nominee at any meeting of stockholders called for the purpose of election of directors.  The provision sets forth the required information that must be provided in a written notice at least ninety days prior to the date of such meeting.  The required information includes: (a) the name, residence, and business address of the stockholder who intends to make the nomination (the Nominating Stockholder); (b) the name, residence, and business address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder; (c) a representation as to the number of shares of the Company’s voting stock owned of record and beneficially by the

Nominating Stockholder and the number of shares, if any, which are owned beneficially by a beneficial owner of shares held of record by the Nominating Stockholder, and any other ownership interests, including derivatives, hedged positions, and other economic or voting interests in the Company; (d) a representation that the Nominating Stockholder intends to appear in person or by proxy at the meeting to nominate the individuals specified in the notice; (e) a representation as to whether or not the stockholder or the beneficial owner, if different than the Nominating Stockholder, intends to deliver a proxy statement to the other stockholders of the Company; (f) information regarding each nominee such as would be required to be included in a proxy statement pursuant to the proxy rules of the Exchange Act of 1934 had the nominee been nominated by the Board of Directors; (g) a detailed description of all agreements, understandings, or arrangements between and among the Nominating Stockholder, the beneficial owner, if different than the Nominating Stockholder, and each and every nominee; (h) a representation by each nominee providing that such nominee does not and will not have any undisclosed voting commitments or other arrangements with respect to such nominee’s actions as a director; and (i) the written consent of each nominee to serve as a director, if elected.

Any communication to this end should be addressed to: Chairman of the Nominating and Corporate Governance Committee, Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297.  The words “Director Nomination” should be placed on the lower left-hand corner of the envelope.  The Amended and Restated By-Laws set forth additional information regarding a stockholder proposal, and can be found on the Company’s Web site, www.harleysvillegroup.com, in the Governance section.

The Committee, at its discretion, may retain a search firm to assist in locating and/or evaluating candidates.

Upon receipt of names and information on or from proposed candidates, the Committee generally reviews the proposed candidates and chooses for further review the candidate(s) who best meet the target profile.  Such further review may consist of requests for additional information, including references, telephone contact, and in-person interviews.  Interviews may be conducted by any member of the Committee, the Chairman of the Board, the CEO, and any other person or persons requested and authorized by the Committee.  Reports on the interviews are made to all members of the Committee.

Once the Committee members are in agreement on a candidate to recommend, the Committee notifies the remaining directors.  If requested by the other directors, the directors will be given the opportunity to meet and conduct discussions with the candidate prior to the Board voting on the nomination.

Security Holder Communication Process

Stockholders may communicate with Board members by sending letters to them, either by regular U.S. Mail or express delivery service.  Letters may be addressed to an individual Board member or to a specific Committee Chair at 355 Maple Avenue, Harleysville, PA 19438-2297.  The actual letter should be enclosed in an inner envelope.  Attached to that envelope should be a cover page setting forth the amount of stock owned by the sender and whether the sender owns the shares directly or in a nominee (or street) name.  If the latter, a recent statement from the broker or custodian setting forth the amount of securities owned should accompany the letter.  The envelope containing the letter and the cover page on stock ownership should be placed in an outer envelope, which should be mailed to the Company with the legend “Security Holder Communication” in the lower left-hand corner.  Company personnel will open the outer envelope and determine if the sender is a security holder.  If so, the inner envelope will be forwarded to the Director so designated.  If a letter is addressed to the “Audit Committee Chair c/o Chief Compliance Officer,” it is presumed to be a complaint to the Audit Committee and will be handled as set forth in the Company’s “Audit Committee Complaints Procedures and Whistleblower Protection Policy.”

STOCKHOLDER ACTIONS

Item 1.  Election of Directors

Harleysville Group’s Board of Directors currently consists of nine directors.  Each director is elected for a three-year term, except that if a nominee will attain the age of 72 within the next two years following such nominee’s election, such nominee will be nominated for a term of one or two years, as the case may be, to expire on the first Annual Meeting date following the nominee reaching age 72.  The Board of Directors is divided into three classes.  The current three-year terms of Class A, B, and C directors expire in the years 2010, 2012, and 2011, respectively.

Class A directors are to be elected at the 2010 Annual Meeting, and each is nominated to serve for a three-year term.  The nominees are:

Name	Class	Age	Director Since	Year Term Will Expire If Elected
Barbara A. Austell	A	56	2007	2013
G. Lawrence Buhl	A	63	2004	2013
William E. Storts	A	66	2007	2013

The Board of Directors recommends a vote “FOR” the election of the nominated directors.

If a nominee is unavailable for election, stockholders will vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting.

Directors continuing in office are:

Name	Class	Age	Director Since	Year Term Will Expire
W. Thacher Brown	C	62	2002	2011
Mirian M. Graddick-Weir	C	55	2000	2011
William W. Scranton III	C	62	2004	2011
Michael L. Browne	B	63	1986	2012
William Gray	B	58	2007	2012
Jerry S. Rosenbloom	B	70	1999	2012

Biographies of Director Nominees and Directors Continuing in Office

Nominees for Election at this Annual Meeting (Class A)

Barbara A. Austell became a director of Harleysville Group in August 2007.  She served as senior vice president of finance and treasurer of ARAMARK Corporation from 1996 to 2004.  Prior to that, she was with J.P. Morgan & Co., Inc. for 21 years, most recently as managing director—investment banking.  Ms. Austell currently serves on the boards of Williams College, the Mann Center for the Performing Arts, and The Pennsylvania Ballet.

G. Lawrence Buhl was elected a director of Harleysville Group in 2004 and elected a director of Harleysville Mutual in April 2005.  In 2003, Mr. Buhl retired from Ernst & Young after serving 35 years with the firm.  Most recently, he served as Regional Director for Insurance Services in Ernst & Young’s Philadelphia office and had served in the same capacity for both the Baltimore and New York offices.  For 24 of his years with Ernst & Young, Mr. Buhl was an audit partner performing extensive work for the

Pennsylvania Insurance Department and many insurance companies.  He is on the Board of Sponsors of Loyola University Maryland Sellinger School of Business and Management.  He is also a director of Assured Guaranty, Ltd., for which he serves as chairman of its audit committee and a member of its finance committee.

William E. Storts was elected a director of Harleysville Group in 2007 and elected a director of Harleysville Mutual in 2001.  In 2000, Mr. Storts retired as a senior executive of Accenture.  Prior to his retirement, he was a Managing Partner in the Global Financial Services Market Unit.  Mr. Storts is currently the Chairman of Darby Oaks Family Farms LLC.  He also serves as an independent director of RCOlmstead, Inc. and as a member of the Board of Directors for Ocean Pointe II Condominium Association, Inc.

Directors with Terms Expiring in 2011 (Class C)

W. Thacher Brown was elected a director of Harleysville Group in 2002 and a director of Harleysville Mutual in 1994.  He had been President of 1838 Investment Advisers, LLC in King of Prussia, Pennsylvania from 1988 until May 2004.  Mr. Brown had been President of MBIA Asset Management LLC and a director of MBIA Insurance Company Inc. from 1998 until September 2004.  He is a director of Rivus Bond Fund and Airgas, Inc.

Mirian M. Graddick-Weir was elected a director of Harleysville Group in 2000.  Currently, Ms. Graddick-Weir serves as Executive Vice President of Human Resources for Merck in Whitehouse, New Jersey.  Prior to that, she was Executive Vice President for Human Resources at AT&T Corp.  in Bedminster, New Jersey, a position she assumed in March 1999.  Ms. Graddick-Weir was also the Vice President at AT&T for various human resource responsibilities since 1994.  Prior to that, she held various executive positions with AT&T, where she commenced working in 1981.

William W. Scranton III was elected a director of Harleysville Group in February 2004 and has served as the non-executive Chairman of the Board since that time.  He was first elected as a director of Harleysville Mutual in May 1999 and was appointed as the non-executive Chairman of the Board of Harleysville Mutual on February 5, 2004.  Mr. Scranton was lieutenant governor of the Commonwealth of Pennsylvania from 1980 to 1988 and is currently manager of the Scranton Family Office in Scranton, Pennsylvania.

Directors with Terms Expiring in 2012 (Class B)

Michael L. Browne was elected a director of Harleysville Group in 1986 and served as its non-executive Chairman of the Board in 2003.  In 2003, he was also elected as a director and appointed as the non-executive Chairman of the Board of Harleysville Mutual.  He held such non-executive Chairman of the Board positions until he was appointed as CEO of Harleysville Group and President and CEO of Harleysville Mutual in February 2004.  In January 2005, Mr. Browne was appointed President of Harleysville Group.  Mr. Browne served in the United States Marine Corps from 1968-1971, attaining the rank of captain and was a Marine infantry platoon leader in Vietnam.  From 1975 to 1977, he was Special Assistant to U.S. Secretary of Transportation, William T. Coleman, Jr., and from 1976 to 1977, he also served as U.S. Deputy Under Secretary of Transportation.  From 1980 to 1983, Mr. Browne was the Insurance Commissioner of the Commonwealth of Pennsylvania.  In 1983, he joined the law firm of Reed Smith LLP, in Philadelphia, Pennsylvania, as a partner.  Mr. Browne was the managing partner of its Delaware Valley regional office from January 1993 until January 2001, when he became head of Reed Smith’s international insurance practice, a position he held until February 2004.  Mr. Browne currently is a member of the Board of Trustees of the American Institute for CPCU and Insurance Institute of America, the Board of Directors of the Property Loss Research Bureau, the Board of Governors of the

Property Casualty Insurers Association of America, the Board of Directors of the Insurance Federation of Pennsylvania, the Board of Directors of the Insurance Information Institute.  He was a member of the Board of Directors of Harleysville National Corporation from April 2008 to June 2009.

William Gray became a director of Harleysville Group in August 2007.  Mr. Gray is a Special Advisor to Chi & Partners, a U.K.-based communications company, in a North American joint venture with Ogilvy Group.  From February 2009 until his retirement in October 2009, Mr. Gray was Vice Chairman of Ogilvy Group, North America Region, on whose Worldwide Board he had been a member since 1994.  He was previously co-chief executive officer of Ogilvy North America from 2005 to February 2009.  Prior to 2005, Mr. Gray served as president of the organization’s New York office for eight years.  He has been associated with Ogilvy & Mather since 1978.  Mr. Gray completed his term as chairman of the board of the American Red Cross of Greater New York, a position he held from 2002 to July 2008, but he remains a board member.  He also serves as a trustee of the New York Public Library, and Century Shares Trust and Century Shares Small Cap Fund.  In addition, he serves on the Ad Council, the National Advertising Review Board, and on the board of the Wakeman Boys.

Jerry S. Rosenbloom has been a director of Harleysville Group since 1999 and a director of Harleysville Mutual since 1995.  Dr. Rosenbloom is the Frederick H. Ecker Emeritus Professor of Insurance and Risk Management and Academic Director of the Certified Employee Benefit Specialist Program at the Wharton School of the University of Pennsylvania, a position he has held since 1976.  He also served as Chairman of the Department of Insurance and Risk Management at Wharton from 1989 until 1994.  Dr. Rosenbloom was a trustee of MBIA Claymore Closed End Municipal Bond Fund (a mutual fund) from June 2004 through June 2006, and is a trustee of Century Funds (a mutual fund).  He serves on the Board of Directors of the American Institute for Property and Liability Underwriters.  He also is on the Board of Directors of the S. S. Huebner Foundation for Insurance Education.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

Item 2.  Approval of the Amended and Restated Equity Incentive Plan

On February 19, 2010, the Board of Directors approved, subject to stockholder approval at the 2010 Annual Meeting, the Amended and Restated Equity Incentive Plan (the “EIP”).  The EIP is used for equity-based awards to officers and other employees of the Company.  The EIP enables the Company to grant Stock Options and Stock Appreciation Rights, and make Restricted Stock and Restricted Stock Unit awards to officers and other employees of the Company, Harleysville Mutual, and their respective subsidiaries (the “Participants”).  The stockholders of the Company initially approved the EIP in 1986, and approved additional numbers of shares to be reserved for awards under the EIP in 1990, 1997, 2006, and 2007.

The Board believes that the EIP has proved to be of substantial value to the Company over the years because it has enabled the Company to offer officers and other employees long-term incentive compensation that creates a proprietary interest in the Company and motivates the selected Participants to contribute to the continuing financial success of the Company.

The Board is seeking stockholder approval for the amended and restated EIP, specifically for approval of the increase, by 2,500,000 shares, in the number of shares of common stock available for future awards under the EIP, and to obtain stockholder approval for the awards under the EIP that are intended to comply with the provisions of Section 162(m) of the Internal Revenue Code (the Code).

As of December 31, 2009, there were 2,230,807 shares of common stock underlying outstanding Stock Option, Restricted Stock, and Restricted Stock Unit awards under the EIP.  As of such date there were only 540,486 shares available for future awards under the EIP.  The number of shares of common stock remaining available for awards under the EIP is currently insufficient to adequately provide for participation of the officers and key employees who are eligible to receive such grants over the next three to four years.  Because of the limited number of shares available for future awards, and the need for the Company to be able to make equity-based awards to officers and other employees to align their interests with the interests of stockholders generally, the Company is proposing to increase the number of shares available for awards.  Therefore, the Board of Directors, based upon a recommendation of the Compensation and Personnel Development Committee (the Compensation Committee), has approved an amendment to the EIP to increase the aggregate number of shares of common stock available for issuance under the EIP by 2,500,000 shares.  In the event that stockholders approve this Item 2, a total of 3,040,486 shares will be available for future awards under the EIP.  On March 1, 2010, the closing price of the Company’s common stock was $34.70.

The Company is also seeking stockholder approval of future performance-based awards made under the EIP for purposes of complying with Section 162(m) of the Code.  Generally, Section 162(m) of the Code does not provide for publicly held companies like Harleysville Group to have a tax deduction for compensation that is paid to the CEO and the four most highly compensated executive officers other than the CEO to the extent such compensation exceeds one million dollars per officer in any year.  However, awards made by a publicly traded company pursuant to a performance-based compensation plan that is approved by its stockholders at least every five years will not be subject to the deduction limit.  In order to satisfy this requirement, the Company is submitting the EIP for stockholder approval at this Annual Meeting.  The EIP was last approved by the stockholders for 162(m) purposes at the annul meeting held in 2007, but the Company has decided to seek stockholder approval of the EIP for purposes of 162(m) of the Code this year since the Company has another reason (the increase in the number of shares available for awards) to seek stockholder approval of the amendment and restatement of the EIP.

Key Terms of the EIP

Participants

The EIP is available for equity-based awards to officers and other employees of the Company, Harleysville Mutual, and their subsidiaries.  Non-employee directors of the Company and Harleysville Mutual are not eligible to receive awards under the EIP.  The Board anticipates that awards will be made to approximately 100 officers and employees annually, although awards may be made to additional employees at the discretion of the Compensation Committee.

Participants in the EIP potentially include the executive officers of the Company, including the Named Executive Officers.  The Company is not able to determine the specific benefits under the EIP that will be granted to executive officers in the future, as the Compensation Committee has the discretion to determine the amount and timing of awards under the EIP.  Please see pages 50-51 for a description of the equity awards made to the Named Executive Officers in 2009.

Administration

The EIP is administered by the Compensation Committee, which has general authority to interpret provisions of the EIP and enact such rules and regulations that it shall deem appropriate for the administration of the EIP.  The Compensation Committee also can amend the terms of existing awards under the EIP; if such change negatively impacts the rights of the Participant, the Participant must approve such change.  The Compensation Committee’s discretion is limited in those matters that require stockholder approval, such as increasing the number of shares available under the EIP, expanding the class of participants, creating a new type of award under the EIP, or similar matters.

Types of Awards Available under the EIP

Under the EIP, the Compensation Committee can make awards of Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units to Participants.  The Compensation Committee can make a number of different awards to the same Participant during any calendar year, but no Participant can receive awards equal to more than 300,000 shares of the Company’s common stock in any calendar year.

Stock Options.  Under the EIP, the Company may grant Stock Options designed to qualify for special tax treatment under Section 422 of the Internal Revenue Code (“Incentive Stock Options”) or Stock Options that are not intended to so qualify for special tax treatment under Section 422 of the Internal Revenue Code (“Non-Qualified Stock Options”).  The exercise price of a Stock Option may not be less than the fair market value of the Company’s common stock on the date the Stock Option is granted.  The Plan establishes such fair market value as equal to the closing price of the Company’s common stock on the date of grant.

The vesting schedule for Stock Option awards under the EIP may be determined by the Compensation Committee, but is generally established as vesting one-third per year on the first three anniversaries of the date of grant, subject to the Participant’s continued employment through such date.  There are a number of events that may accelerate the vesting of outstanding Stock Option awards, or extend the time in which a Participant may exercise vested Stock Option awards.  These events are described on pages 57-59.  Otherwise, all unexercised Stock Options terminate, unless the Compensation Committee determines otherwise, upon the earlier of 30 days after cessation of employment or 10 years after the date of grant.  No Incentive Stock Option can be exercised more than 10 years after the date of grant.  If a Participant terminates his or her employment for reasons other than those described on pages 57-59, he or she will have 30 days after cessation of employment to exercise vested Stock Options; if not exercised, such awards terminate.

Upon exercise of a Stock Option, the exercise price may be paid in cash or in common stock of the Company or a combination of cash and stock.  The Compensation Committee may specify at the time of any Stock Option grant that any withholding taxes required to be paid by the Participant at the time of exercise may be paid by delivering already owned shares of the Company’s common stock, or by receiving a number of shares that is “net” of the number of the shares equal to the amount of the withholding taxes.

The EIP permits the Compensation Committee to allow Non-Qualified Stock Options to be transferred by Participants to immediate family members.

Incentive Stock Options are subject to the requirements of Section 422 of the Code, requiring that the aggregate fair market value of stock subject to an Incentive Stock Option exercisable for the first time by a Participant during a calendar year must not exceed $100,000, and no Incentive Stock Option can be granted to any employee who owns, at the time of the award, more than 10% of the total combined voting power of all classes of stock of the Company unless the Stock Option exercise price at date of grant is at least 110% of the fair market value of the common stock, and the Stock Option is not exercisable for more than five years after the date of grant.

Stock Appreciation Rights.  The EIP also permits the Compensation Committee to grant Stock Appreciation Rights in conjunction with the granting of Stock Options.  These rights entitle the Participant to receive at the time of the exercise of the related Stock Option, cash equal to the difference between the fair market value of a share of the Company’s common stock at the time of the grant of the Stock Appreciation Rights and the fair market value of a share of the Company’s common stock at the time of the exercise.  The cash received upon the vesting of such Stock Appreciation Right may be applied to the purchase price of the related Stock Option.

Stock Appreciation Rights cannot be granted as stand-alone awards separate from a Stock Option award.  A Stock Appreciation Right will have the same terms and conditions as the Stock Option award that it accompanies.  The Company historically has not utilized Stock Appreciation Rights in its equity grants to officers and employees, but may do so in the future.

Restricted Stock Awards.  The EIP further authorizes the Compensation Committee to grant Restricted Stock to Participants, with terms and conditions that the Compensation Committee deems appropriate.  A Participant getting a Restricted Stock award receives issued and outstanding shares of the Company’s common stock, but such shares are subject to forfeiture back to the Company if the forfeiture restrictions imposed by the Compensation Committee are not met.  Forfeiture restrictions can be time-based (restriction periods) and/or performance-based.  Restriction periods generally will be for three to five years, although the Compensation Committee may establish other time periods.  For awards that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, forfeiture restrictions are based on the achievement of specific amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; shareholder return; or premium volume (Performance Criteria), as established by the Committee.  For performance awards that are not intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, the Compensation Committee may use any of the Performance Criteria designated for Section 162(m) “performance-based” awards, or may base the performance goals on any other financial or operating goals.

During the restriction period, the Participant is the owner of the shares of common stock, is entitled to vote the shares, and receives dividends on the shares, like any other stockholder of the Company, when dividends are declared and paid by the Board.

Upon the lapse of any forfeiture restrictions, the issued shares of the Company’s common stock are then owned by the Participant without any risk of forfeiture back to the Company.  The Compensation Committee has the power to permit, in its discretion, acceleration of the applicable restriction period with respect to any part or all of a time-based Restricted Stock award and, in certain circumstances, may accelerate the vesting of performance-based Restricted Stock awards.

Unless the Compensation Committee provides otherwise, all restrictions upon Restricted Stock awards under the EIP lapse in certain circumstances described on pages 57-59.  Otherwise, upon cessation of employment, all Restricted Stock for which there are unlapsed restrictions are forfeited without payment of any consideration by the Company, unless the Compensation Committee provides otherwise.

A Participant may forego delivery of an applicable number of shares due to such Participant as a result of lapse of restrictions on such Restricted Stock award to pay any withholding tax due upon such lapse of restrictions.

Restricted Stock Units.  The Compensation Committee has authority to grant Restricted Stock Units to Participants, with such terms and conditions as the Compensation Committee deems appropriate.  Restricted Stock Units are similar to Restricted Stock, but a Restricted Stock Unit is the right to receive a share of common stock at some point in the future; the common stock is not issued and outstanding at the time of award.  Restricted Stock Units are subject to forfeiture if the time-based or performance-based forfeiture restrictions imposed by the Compensation Committee are not met.  A restriction period could be an established number of years, or could last until the cessation of employment by the Participant, or could be based on performance measures as described above, or could be based on a combination of time and performance goals.

During the restriction period, the Participant is not the owner of the shares of common stock, but is entitled to receive “dividend equivalents,” which are cash payments in the amount of any dividend that is declared and paid by the Board to stockholders generally.

Upon the lapse of any forfeiture restrictions, the Participant will be issued shares of the Company’s common stock.  The Compensation Committee has the power to permit, at its discretion, acceleration of the applicable restriction period with respect to any part or all of a Restricted Stock Units award.  Certain events will accelerate the lapse of such restriction period; these events are described on pages 57-59 of this proxy statement.  Otherwise, upon cessation of employment, all Restricted Stock Units for which there are unlapsed restrictions are forfeited without payment of any consideration by the Company, unless the Compensation Committee provides otherwise.

A Participant may forego delivery of an applicable number of shares due to such Participant as a result of the lapse of restrictions on such Restricted Stock Units award to pay any withholding tax due upon such lapse of restrictions.

Amendments to the EIP

The Compensation Committee or the Board may amend the EIP for any reason, in compliance with applicable law.  However, if stockholder approval is required by federal or state laws or regulations or by the rules and regulations of a national securities exchange the amendment will not be effective until such approval is obtained.  In addition, stockholder approval is required for any amendment that results in the reduction in the exercise price for any previously granted Stock Option, including any reduction accomplished through cancellation of the Stock Option and the granting of a replacement option or by any other means.

Acceleration of Vesting in Certain Events

Certain events accelerate the vesting schedule for outstanding awards under the EIP, or provide a longer period for the Participant to exercise vested Stock Options, except as may be set forth, at the discretion of the Compensation Committee, in the applicable award document.  Such events include:

•                                          A change in control of the Company (except for Incentive Stock Options within six months of the date of grant).  Upon a change in control, all Stock Options vest and are eligible for exercise by the Participant, and the forfeiture restrictions on all time-based Restricted Stock lapse.  In addition, all time-based and performance-based Restricted Stock Units that do not qualify as “deferred compensation” subject to Section 409A of the Code (Section 409A) vest and become payable, with performance-based awards payable at target.  A change in control includes a consolidation or merger of the Company into another company, a sale of all the assets of the Company, liquidation or dissolution, one person or entity acquiring 20% of the voting securities of the Company, or a majority of Board members of Harleysville Mutual or the Company changing within two years (without the approval of the then-existing directors).  Time-based and performance-based Restricted Stock Units that qualify as “deferred compensation” subject to Section 409A also vest and become payable, with performance-based awards payable at target, if the change in control qualifies as a “change in control” within the meaning of Section 409A.

•                                          The death or disability of a Participant.  In the case of death or disability of a Participant, all Stock Options that have been held for at least six months become immediately exercisable and, unless the Committee otherwise provides, if the Stock Options do not otherwise expire by reaching the end of their term, a Participant who dies or becomes disabled has one year after cessation of employment to exercise his or her Stock Options.  Also, all forfeiture restrictions lapse on all outstanding Restricted Stock and Restricted Stock Unit Awards upon such event.

•                                          The retirement of a Participant.  The EIP defines “normal retirement” as retirement after attaining age 65 with at least five years of continuous service and “early retirement” as retirement after attaining age 55, and prior to attaining age 62 with at least ten years of continuous service or after attaining age 62 with at least five years of continuous service.  In the case of either normal or early retirement, all Stock Options that have been held for at least six months become immediately exercisable.  Participants who retire (either normal retirement or early retirement) have two years after retirement to exercise their Stock Options, except any Participant who retires after attaining age 62 with at least five years of continuous service has five years after retirement to exercise his or her Stock Options; provided that in either case, no Stock Options may be exercised past the expiration of its original term.  For all outstanding Restricted Stock and Restricted Stock Units awards, upon the normal retirement of a Participant, all forfeiture restrictions lapse, and upon the early retirement of a Participant, restrictions lapse on a pro-rata basis calculated based on the applicable portion of the restriction period that arises before the date of such early retirement.  The Compensation Committee has the discretion to vary any of these provisions.

Adjustments

In the event of certain changes in the number or kind of outstanding shares of the Company’s common stock, such as a merger, consolidation, or stock split, the Compensation Committee must make an appropriate proportional adjustment to the number of shares available for award under the EIP, to the maximum number of shares that can be awarded to one Participant in a calendar year, to the number of shares and exercise price of Stock Options and Stock Appreciation Rights, and to the number of shares underlying Restricted Stock and Restricted Stock Units awards.

Term of the EIP

Once the stockholders approve the amended and restated EIP at the 2010 Annual Meeting, the EIP shall remain effective for a term of 10 years until February 29, 2020.  Once such term is ended, no additional awards can be made under the EIP, unless the term is extended with the approval of the Board and the stockholders.  Any awards outstanding at the time of termination of the EIP will continue in full force and effect in accordance with their respective terms.

Federal Income Tax Consequences

The following discussion addresses certain federal tax consequences in connection with awards under the EIP.  State and local tax treatment is subject to individual state and local laws and is not reviewed in this discussion.

Incentive Stock Options.  A Participant is not taxed at the time an Incentive Stock Option is granted.  The tax consequences upon exercise and later disposition generally depend upon whether the Participant was an employee of the Company at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the Participant holds the shares for more than one year after exercise and two years after the date of grant of the Stock Option.

If the Participant satisfies both the employment rule and the holding rule, for regular tax purposes the Participant will not realize income upon exercise of the Incentive Stock Option and the Company will not be allowed an income tax deduction at any time.  The difference between the option exercise price and the amount realized upon disposition of the shares by the Participant will constitute a long-term capital gain or a long-term capital loss, as the case may be.

If the Participant meets the employment rule but fails to observe the holding rule (a “disqualifying disposition”), the Participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price.  Any excess of the sales price over the fair market value at the date of exercise will be recognized by the Participant as capital gain (long-term or short-term depending on the length of time the stock was held after the Incentive Stock Option was exercised).  If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the Participant is generally limited to the excess of the sales price over the option exercise price.  In both situations, the tax deduction allowable to the Company is limited to the amount of ordinary income recognized by the Participant.  Under current Internal Revenue Service guidelines, the Company is not required to withhold any federal income tax in the event of a disqualifying disposition.

Different consequences will apply for a Participant subject to the alternative minimum tax.

Non-Qualified Stock Options.  Under present United States Treasury guidance, an employee who is granted a Non-Qualified Stock Option will not realize taxable income at the time the Stock Option is granted.  In general, a Participant will be subject to tax in the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and the Company will receive a corresponding deduction.  Income tax withholding requirements apply upon exercise.  The Participant’s basis in the shares acquired will be equal to the option exercise price plus the amount of ordinary income upon which he or she is taxed.  Upon subsequent disposition of the shares, the Participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the Stock Option is exercised.

Stock Appreciation Rights.  A Participant will not realize any income at the time of grant of a Stock Appreciation Right.  Upon the exercise of a Stock Appreciation Right, any cash received will constitute ordinary income to the Participant, and the Company will be entitled to a deduction in the same amount.

Restricted Stock.  A Participant normally will not realize taxable income upon the award of Restricted Stock, and the Company will not be entitled to a deduction, until the termination of the restrictions, except with respect to the dividends, if any, received by the Participant.  Upon termination of the restrictions, including, for performance-based awards, the determination of the achievement of the applicable performance goals, the Participant will realize ordinary income in an amount equal to the fair market value of the Company’s common stock at that time and the Company will be entitled to a deduction in the same amount.  However, a Participant may elect to realize ordinary income in the year the Restricted Stock is awarded in an amount equal to the fair market value at the time of the award, determined without regard to the restrictions.  In such event, the Company would be entitled to a deduction in such year in the same amount, and any gain or loss realized by the Participant upon subsequent disposition of the common stock would be capital gain or loss.  If, after making this election, any Restricted Stock is forfeited, or if the market value at vesting is lower than the amount on which the Participant was taxed, the Participant cannot then claim a deduction for the loss.

Restricted Stock Units.  A Participant normally will not realize taxable income upon the award of Restricted Stock Units.  A Participant will be subject to tax on the earlier of the year in which the Participant receives the underlying shares of common stock or the year in which the award is no longer subject to a substantial risk of forfeiture.  In that year, the Participant will recognize income equal to the fair market value of the shares of the Company’s common stock received, or no longer subject to a substantial risk of forfeiture, and the Company will be entitled to a deduction in the same amount.

Deductibility of Executive Compensation.  Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to the CEO and the four most highly compensated executive officers, other than the CEO, to the extent that total compensation exceeds $1 million per covered officer in any taxable year (the “Named Executive Officers”).  The limitation applies only to compensation that is not considered to be performance-based.  Compensation deemed paid by the Company in connection with disqualifying dispositions of Incentive Stock Option shares or exercises of Non-Qualified Stock Options granted under the EIP qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of “outside directors” as defined under Section 162(m). It is anticipated that any compensation deemed paid by the Company in connection with disqualifying dispositions of Incentive Stock Option shares or exercises of Non-Qualified Stock Options will qualify as performance-based compensation for purposes of  Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation.  Accordingly, all compensation deemed paid with respect to those Stock Options should be deductible by the Company without limitation under Section 162(m) of the Code.  Restricted Stock and Restricted Stock Unit awards with performance-based vesting metrics are also considered performance-based awards.

Restricted Stock and Restricted Stock Unit awards granted to Named Executive Officers are also excluded from the $1 million limitation if such awards are specifically designed to comply with Section 162(m)’s performance-based exemption.  In order to satisfy Section 162(m)’s performance-based exemption, payment of the award must be contingent on the satisfaction of objective performance goals established in writing by a committee comprised solely of two or more outside directors (such as the Compensation Committee) not later than 90 days after the beginning of the applicable performance period and not later than 25% of the performance period has elapsed.  Under the EIP, the performance goals must be stated by the Compensation Committee as specific amounts of, or specific changes in, one or more of the Performance Criteria with respect to the Company as a whole or any one or more of its business units.  The Committee may set performance goals that apply the Performance Criteria in total or on a per share or percentage basis and on an absolute basis or relative to other companies, including industries or indices or any combination thereof.

Within a reasonable time after the close of a performance period, the Compensation Committee must determine whether the performance goals for that performance period have been met.  The Compensation Committee may not exercise discretion to increase any amount intended to qualify under Section 162(m).

Impact of Section 409A.  Section 409A of the Code applies to compensation vested or deferred after December 31, 2004.  Generally, an amount is “vested” on the date that the employee’s right to receive the amount is no longer conditioned on the employee’s performance of substantial future services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation, and “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year.

Stock Options, Stock Appreciation Rights and Restricted Stock awarded under the EIP are intended to be exempt from the requirements of Section 409A.  Restricted Stock Units granted under the EIP may be subject to Section 409A, unless the terms of the award satisfy an exemption from Section 409A.  An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

THE BOARD RECOMMENDS A VOTE “FOR”
THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Item 3.  Ratification of KPMG as Independent Registered Public Accounting Firm for 2010

The Audit Committee of the Board of Directors has appointed KPMG LLP (KPMG) as the Company’s independent registered public accounting firm for 2010, subject to ratification by the Company’s stockholders.  KPMG has served as the Company’s independent registered public accounting firm for over 30 years.  They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.  KPMG audited the Company’s consolidated financial statements for the year ended December 31, 2009.  Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

KPMG, the Company’s independent registered public accounting firm for 2008 and 2009, rendered the following services and billed, or expects to bill, the following fees for fiscal year 2008 and 2009.

Services	2008 Fees	2009 Fees
Audit	$830,000	$904,300
Audit-Related	$20,000	$35,000
Tax	$—	$—
All Other	$—	$—

“Audit” services also include audits of insurance operations in accordance with statutory accounting principles required by insurance regulatory authorities and review of documents filed with the SEC.

“Audit-Related” services include audits of employee benefit plans.

The Audit Committee has determined that the rendering of “audit-related” services is compatible with KPMG maintaining its independence.

The Audit Committee engaged KPMG to provide audit services and approved all of the audit-related fees.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP’S
APPOINTMENT AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2010.

AUDIT COMMITTEE REPORT

Prior to release of the Company’s consolidated financial statements for 2009, which are contained in the Company’s Annual Report, the Audit Committee met and held discussions with management and KPMG, the independent registered public accounting firm, regarding the fair and complete presentation of the Company’s results.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication With Audit Committees.

In addition, the Audit Committee has discussed with KPMG the firm’s independence from the Company and its management, including the matters in the written disclosures required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence.  The Audit Committee also considered whether KPMG’s provision of other non-audit services to the Company is compatible with the firm’s independence.  The Audit Committee has concluded that KPMG is independent from the Company and its management.

The Audit Committee discussed with the Company’s internal auditor and the independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and procedures, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Management is responsible for the Company’s financial reporting process and for the preparation of its consolidated financial statements in accordance with U.S. generally accepted accounting principles.  KPMG is responsible for auditing those consolidated financial statements.  The Audit Committee’s responsibility is to monitor and review these processes.  It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures.  Therefore, in approving the inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K, the Audit Committee has relied on management’s representation that the consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the reports of KPMG included in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee:

G. Lawrence Buhl, Chair

Barbara A. Austell

W. Thacher Brown

William E. Storts

STOCK OWNERSHIP

Table I — Five Percent Stockholders

Those persons owning 5% or more of Harleysville Group stock, as of December 31, 2009, are set forth below.  On that date, there were 27,615,120 shares of Harleysville Group stock outstanding.

	Voting Authority		Dispositive Authority		Total Amount
Name and Address	Sole	Shared	Sole	Shared	of Beneficial Ownership	Percent of Class
Harleysville Mutual Insurance Company 355 Maple Avenue Harleysville, PA 19438	14,526,445	—	14,526,445	—	14,526,445	52.60%
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, TX 78746	1,574,858	—	1,591,882	—	1,591,882	5.76%

Table II — Beneficial Ownership of Directors and Executive Officers

This table shows Harleysville Group stock holdings, as of March 1, 2010, of the directors, including the director nominees, the Named Executive Officers (who are the CEO, the CFO, and the next three most highly compensated executive officers employed as of December 31, 2009), and all directors and executive officers as a group.  Please see the table on page 31 for titles of the Named Executive Officers.  The “Aggregate Number of Shares Beneficially Owned” listed in the second column includes the numbers listed in the third, fourth, and fifth columns.  On March 1, 2010, there were 27,513,794 shares of Harleysville Group stock outstanding.

Name	Aggregate Number of Shares Beneficially Owned	Right to Acquire (number of shares) (1)	Number of Shares of Restricted Stock Owned (2)	Number of Restricted Stock Units Owned (2)	Number of Deferred Stock Units (3)	Percent of Shares (less than 1% unless indicated)
Barbara A. Austell	4,346	—	—	—	4,346
W. Thacher Brown	60,091	12,500	5,646	—	7,056
G. Lawrence Buhl	8,936	—	—	—	7,056
Mirian M. Graddick-Weir	30,074	12,500	—	—	7,056
William Gray	4,921	—	—	—	4,346
Jerry S. Rosenbloom	45,220	10,000	5,646	—	7,056
William W. Scranton III	22,340	12,500	—	—	7,056
William E. Storts	27,309	5,000	—	—	7,056
Michael L. Browne (4)	507,364	389,420	26,276	90,060	—	1.8%
Arthur E. Chandler	61,422	35,447	13,746	4,200	—
Thomas E. Clark	47,225	20,826	11,856	3,070	—
Kevin M. Toth	52,064	37,400	11,727	3,580	—
Akhil Tripathi	70,087	38,437	20,466	3,580	—
All Directors & Executive Officers as a Group (21 individuals)	1,264,037	799,339	148,193	122,410	51,028	4.5%

(1)                                  The “Right to Acquire” column includes shares of common stock subject to vested but unexercised stock options, and shares of common stock subject to stock options that will vest within 60 days after March 1, 2010.

(2)                                  Some of the Restricted Stock and Restricted Stock Unit awards are subject to performance-based vesting requirements, and others to time-based vesting requirements.  The performance-based Restricted Stock and Restricted Stock Units are presented in this table at target.

(3)                                  Deferred Stock Units generally vest upon termination of service as a director.

(4)                                  The number of shares included in the “Right to Acquire” column includes all shares underlying stock option grants that will vest upon Mr. Browne’s retirement from the Company, as he is now eligible for early retirement under the EIP.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2009

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	1,911,729	$28.73	3,213,679
Equity Compensation Plans Not Approved by Security Holders	—	—	—

The shares in the foregoing table represent the aggregate shares underlying existing awards, or available for future awards under the Amended and Restated Equity Incentive Plan (employee plan), the Employee Stock Purchase Plan, the Amended and Restated Directors’ Equity Compensation Plan, and the Agency Stock Purchase Plan.  Please see pages 17-24 of this proxy statement for a description of the Amended and Restated Equity Incentive Plan, for which stockholder approval is being sought at this Annual Meeting.

The Amended and Restated Employee Stock Purchase Plan (the ESPP) is a plan intended to meet the requirements of Section 423 under the Internal Revenue Code.  As such, the ESPP provides all eligible employees with the opportunity to purchase shares of Company common stock at an amount equal to 85% of the fair market value of the common stock.  The participants eligible to participate in the ESPP are all regular full-time employees and regular part-time employees who work at least 20 hours or more per week for the Company, Harleysville Mutual, or any of their respective subsidiaries.  A person who would otherwise be eligible cannot participate in the ESPP if he or she owns, or would own as a result of purchases under the ESPP, 5% or more of the total voting power of the Company stock.  The ESPP was originally established in 1995, and was last amended and restated in 2008.  The aggregate number of shares that may be purchased under the ESPP is 3,150,000 shares.  As of December 31, 2009, 1,864,589 shares remain available for future purchases under the ESPP.  The ESPP’s term will expire in July 2018 at the completion of the last subscription period.

The Amended and Restated Directors’ Equity Compensation Plan (the Directors’ Plan) provides the Company with the ability to grant stock options, deferred stock units, and restricted stock awards to non-employee directors of the Company, Harleysville Mutual, and subsidiaries of the Company and Harleysville Mutual.  The Directors’ Plan was initially established in 2005, and was amended and restated, and approved by the shareholders, in 2007.  The aggregate number of shares subject to awards under the Directors’ Plan is 500,000.  As of December 31, 2009, 426,799 shares remain available for future awards under the Directors’ Plan.  The Directors’ Plan will expire on February 21, 2017.

In 2005, the Company adopted the Amended and Restated Agency Stock Purchase Plan, which was approved by written consent of the holders of a majority of the Company’s voting stock.  Under the plan, the top-tier independent insurance agencies that sell insurance products for the Company’s parent, subsidiaries, and affiliates may purchase twice a year, on January 15 and July 15, Company stock at a discount of 10% off the closing price on the previous trading day.  The amount that can be purchased by any one agency is limited to no more than $12,500 in value every six months.  A total of 1,000,000 shares were reserved for issuance under this program at the time of its initial adoption in February 1995.  As of December 31, 2009, 618,195 shares have been issued under this program.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act), as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (10% Holders) to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company.  Directors, officers, and 10% Holders are required by the regulations under the Exchange Act to file all Section 16(a) reports electronically and to provide the Company with notice of all of the Section 16(a) reports, which they file.  Based solely upon a review of the Section 16(a) reports filed electronically and the representations made by the reporting persons to the Company, the Company believes that its directors, officers, and 10% Holders complied with the filing requirements under Section 16(a) of the Exchange Act during 2009.

EXECUTIVE OFFICERS

The executive officers of the Company as of March 1, 2010 were:

Name	Age	Title
Michael L. Browne	63	President & Chief Executive Officer
Arthur E. Chandler	53	Senior Vice President & Chief Financial Officer
Allan R. Becker	51	Senior Vice President & Chief Actuary
Thomas E. Clark	49	Senior Vice President, Field Operations
Mark R. Cummins	53	Executive Vice President, Chief Investment Officer & Treasurer
Donna M. Dever	45	Senior Vice President, Learning, Development & Process Improvement
Beth A. Friel	36	Senior Vice President, Human Resources
Robert A. Kauffman	46	Senior Vice President, Secretary, General Counsel & Chief Compliance Officer
John B. Keefe	56	Senior Vice President, Corporate Development
Theodore A. Majewski	58	Senior Vice President, Personal Lines
Kevin M. Toth	36	Senior Vice President & Chief Underwriting Officer
Akhil Tripathi	59	Senior Vice President & Chief Information Officer
Jonathan Young	52	Senior Vice President & Chief Claims Officer

Michael L. Browne is President and CEO of Harleysville Group and Harleysville Mutual.  Please see pages 15-16 for additional biographical information.

Arthur E. Chandler was named Senior Vice President and Chief Financial Officer in April 2005.  Prior to that, he was senior vice president of financial controls for XL America, and he had been chief financial officer for Kemper Insurance’s casualty division.  Mr. Chandler also spent nearly 20 years with CIGNA in various financial positions.

Allan R. Becker became Senior Vice President and Chief Actuary of Harleysville Group and Harleysville Mutual in October 2005.  Before joining Harleysville, he was vice president and senior actuary for ACE USA. During his 18 years with ACE USA and its predecessor CIGNA Property and Casualty, Mr. Becker held a variety of actuarial management roles.  He holds the FCAS and MAAA designations.

Thomas E. Clark was named Senior Vice President for Harleysville Group and Harleysville Mutual in charge of branch and subsidiary operations in March 2004.  Before that, he was in charge of branch operations and had been Resident Vice President for the New Jersey operations of Harleysville Group and Harleysville Mutual since July 2000.  From 1995 through 2000, he worked for Fireman’s Fund Insurance Company as a business segment leader.

Mark R. Cummins is Executive Vice President, Chief Investment Officer, and Treasurer of Harleysville Group and Harleysville Mutual and has been in charge of the investment and treasury function since 1992.

Donna M. Dever became Senior Vice President, Learning, Development and Process Improvement for Harleysville Group and Harleysville Mutual in April 2008.  She joined Harleysville in June 1996 as Counsel and served as Vice President and Associate General Counsel for Harleysville from April 2001 until September 2006 when she was named Senior Vice President, Business Process

Improvement.  Before coming to Harleysville, Ms. Dever was an attorney in the litigation department of the law firm of Stradley, Ronan, Stevens & Young LLP.

Beth A. Friel was appointed Senior Vice President, Human Resources of Harleysville Group and Harleysville Mutual in February 2009.  She joined Harleysville in August 2006 as Assistant Vice President and Assistant General Counsel and served as Vice President, Human Resources from April 2008 until February 2009.  Before that, Ms. Friel was an attorney in the labor and employment department of the law firm of Montgomery, McCracken, Walker & Rhoads, LLP.

Robert A. Kauffman has been Senior Vice President, Secretary, General Counsel and Chief Governance Officer of Harleysville Group and Harleysville Mutual since November 2004.  In February 2009, he was named Chief Compliance Officer.  Before joining Harleysville, he had been a shareholder in the securities litigation department of the law firm Berger & Montague.  Prior to that, Mr. Kauffman was an equity partner in the law firm of Reed Smith LLP in Philadelphia.  He also served as an Assistant United States Attorney in the criminal and asset forfeiture divisions of the United States Attorney’s Philadelphia office.

John B. Keefe became Senior Vice President, Corporate Development for Harleysville Group and Harleysville Mutual in September 2008.  Prior to that, Mr. Keefe was a Senior Vice President of Corporate Finance at Ferris, Baker Watts, Inc.

Theodore A. Majewski was named Senior Vice President, Personal Lines for Harleysville Group and Harleysville Mutual in June 2003.  Mr. Majewski also was appointed President and COO of Harleysville Life Insurance Company in April 2008.  Prior to joining Harleysville, Mr. Majewski was, among other senior management positions, the chief underwriting director of Encompass Insurance Company (formerly CNA).

Kevin M. Toth was appointed Senior Vice President and Chief Underwriting Officer of Harleysville Group and Harleysville Mutual in February 2009.  He joined Harleysville in January 2005 as Vice President, Associate General Counsel, and Chief Litigation Counsel and served as Senior Vice President, Claims for Harleysville Group and Harleysville Mutual from July 2005 until February 2009.  Before that, Mr. Toth was an attorney in the litigation department of the law firm of Reed Smith LLP.

Akhil Tripathi became Senior Vice President and Chief Information Officer for Harleysville Group and Harleysville Mutual in January 2005.  He came to Harleysville from Marsh Affinity and Private Client Services where he was managing director and chief information officer.  Prior to that, Mr. Tripathi was executive vice president and IT executive for e-Fusura Agency, a major Internet insurance exchange he started for American International Group.  He also served as vice president and chief information officer for AIG Life and the former Providian Direct Insurance.

Jonathan Young was appointed Senior Vice President and Chief Claims Officer of Harleysville Group and Harleysville Mutual in May 2009.  Before joining Harleysville, he was a partner in the litigation department of the law firm of Sills Cummis & Gross from 2007 to 2009.  Prior to that, he was a partner at the law firm of Reed Smith from 1997 to 2007.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The Company embraces a “pay for performance” philosophy that is designed to reward executives for driving organizational performance and creating shareholder value.  The Company’s compensation program supports the achievement of specific targets through articulated goals that reflect the Company’s organizational strategy and objectives of growth and improving the Company’s combined ratio and return on equity (ROE).  The Company provides a mix of fixed and variable compensation that is intended to motivate and retain talented executives and support the achievement of a high-performance culture.  In order to achieve these strategic goals, the Company has identified principles that guide its management compensation program.  The program is designed to:

•                                          attract, retain, and motivate talented executives;

•                                          reward competencies and behaviors identified as critical to the Company’s success;

•                                          offer total compensation that is consistent with the performance of an individual executive measured against other executives, both within the Company and within the peer group of companies utilized by the Company; and

•                                          focus on developing incentive compensation that is keyed to Company performance, providing variable compensation programs linked to creation of stockholder value, and maintaining a proper balance between the incentive to achieve the compensation levels and the incurrence of unnecessary risk in the pursuit of such objectives that could negatively impact the Company.

The Company’s compensation program is designed to enable it to compete for talented and experienced staff with companies of similar size or in similar lines of business, whether publicly or privately held; however, it focuses on comparison to designated publicly held companies for determinations of compensation of the Named Executive Officers.  As discussed in this Compensation Discussion and Analysis, compensation varies based upon Company performance, individual performance, contribution relative to peers, and market-place competitive dynamics.

The Company believes the focus of its compensation programs should be on providing competitive compensation to officers during their employment with the Company.  Therefore, the Company does not have employment agreements with its Named Executive Officers, or any established severance programs for executives.  As a means of attracting and retaining senior executives, however, the Company does enter into Change in Control Agreements with each of its senior executives.  Please see pages 58-59 for a description of these agreements.  The Company believes that Change in Control Agreements provide a necessary incentive to executives to join and then remain with the Company in times of substantial change or uncertainty and are necessary to maintain the Company’s competitive position in its industry.

Compensation Methodology

Compensation Process

The Compensation and Personnel Development Committee of the Board of Directors (Compensation Committee), which consists entirely of independent directors as defined in Section 162(m) of the Internal Revenue Code and as defined by NASDAQ, oversees the Company’s management compensation program.  The Compensation Committee is the principal decision-maker with respect to the Company’s compensation philosophy and executive compensation components, but it seeks input and recommendations from the CEO and other members of senior leadership.  Human Resources and General Counsel management representatives have assisted the Compensation Committee in evaluating executive compensation programs.  Management also participates in identifying the corporate goals that will be used in a fiscal year, which are finalized and approved by the Compensation Committee.  For individual performance goals, the individual Named Executive Officer, except in the case of the CEO, works with the CEO to develop individual performance goals based on position responsibilities, which are then presented to the Compensation Committee.  The CEO works directly with the Compensation Committee with respect to his own individual performance goals, and those goals are approved by the Compensation Committee.  The CEO participates in the annual compensation evaluation process for the other members of senior management by reviewing the individual goals with, and obtaining a self-appraisal from, each Named Executive Officer, performing his own assessment of the individual goals, and the achievement thereof, and then making a recommendation to the Compensation Committee with respect to the incentive compensation based on the degree of achievement of individual goals by each Named Executive Officer.  For the CEO, the independent members of the Board provide an annual performance evaluation to the Chair of the Compensation Committee who compiles a report.  The Compensation Committee then meets and provides a recommendation to the independent members of the Board, who meet in executive session to discuss the CEO’s performance and to make their determination as to CEO compensation.  The Chair of the Compensation Committee then reviews the CEO’s performance assessment with the CEO.

The Compensation Committee has retained an independent compensation consultant to provide information, analyses, and advice regarding the form and amount of executive and non-employee director compensation.  The Compensation Committee has established procedures that it considers sufficient to ensure that the compensation consultant’s advice to the Compensation Committee remains objective, including requiring that the individual consultants who perform these services report directly to the Compensation Committee Chair and requiring disclosure of relationships between any Harleysville Group company and the compensation consultant or any of its affiliates.  Until September 2009, the Compensation Committee engaged the services of Mercer (USA) Inc. (Mercer) to provide executive compensation consultation services, and thereafter engaged the services of Compensation Advisory Partners LLC (CAP).  The Compensation Committee decided to engage CAP as CAP was formed for the primary purpose of providing an alternative to larger consulting firms for objective, independent executive compensation services to its clients.  Neither the Company nor the Compensation Committee engages CAP for any services other than executive compensation and non-employee director compensation.

Use of a Peer Group

With the help of CAP, and under the direction of the Compensation Committee, the Company collects and analyzes data from a peer group of property/casualty insurance companies to determine total compensation for the Named Executive Officers.  Such peer companies may range in size or business focus, but are similar at the median to the Company.  The Company evaluates this benchmark peer group on a periodic basis to ensure that the proper companies are considered in the compensation determinations.  The Compensation Committee discussed the benchmark peer group in July 2008, and determined that the peer group established for 2008 continued to represent the appropriate comparator group, subject only to additions and deletions to reflect merger and acquisition transactions.  The benchmark peer group for 2009 was:

Company	Company
W.R. Berkley Corporation	RLI Corporation
Cincinnati Financial Corporation	Safety Insurance Group
Donegal Group Inc.	Selective Insurance Group Inc.
EMC Insurance Group Inc.	State Auto Financial Corporation
Erie Indemnity Company	Tower Group Inc.
Hanover Insurance Group Inc.	United Fire and Casualty Company
HCC Insurance Holding Company	Zenith National Insurance
One Beacon Insurance Group

Elements of Compensation

Total annual compensation is comprised of fixed compensation (annual base salary), variable compensation (annual cash-based incentive awards), and long-term compensation (annual equity awards).  The total compensation targets for the Named Executive Officers are based on benchmark data for named executive officers at the peer companies.  The Compensation Committee reviews comparative data for the CEO and for the CFO and a blend of the compensation paid to named executive officers (other than the CEO or CFO) at the benchmark companies for the other Named Executive Officers.  The Compensation Committee has targeted the median of the benchmark companies’ compensation for determining the total compensation targets for the Named Executive Officers because it believes the median represents a total compensation package that is competitive within the property/casualty insurance industry without responding to more extreme compensation decisions by benchmark companies.  The Compensation Committee has determined that some of the Named Executive Officers are not receiving total compensation equivalent to the median, and therefore has begun to work towards moving those Named Executive Officers closer to the median of their peers over time.  For 2009, that movement included slight increases to the salaries for the Named Executive Officers, as well as increases to the annual and long-term incentive target compensation for the Named Executive Officers, to more closely align the interests of the Named Executive Officers with investors.  For the CEO, while his total compensation approximates the median for the benchmark peer group, the mixture of his compensation is more heavily weighted towards long-term incentive compensation (approximates the 75th percentile) than base salary (approximates the 25th percentile) to tie a significant part of his total compensation to delivery of results to investors.

The Company does not have policies or practices that establish firm allocations between short- and long-term incentive compensation or equity- versus cash-based compensation.  The Compensation Committee regularly reviews the programs utilized to provide short- and long-term incentive compensation, and makes changes as it determines appropriate.  Additionally, the Company’s mix of base salary, variable annual compensation, and long-term incentive compensation, as well as the ability of the Compensation Committee to use its discretion in considering all pertinent factors and issues, provides flexibility that allows the Compensation Committee to determine compensation based on both the value of the Named Executive Officer to the Company and the corporate results achieved.  Because equity awards are a component of a total compensation target for a given year, these annual equity awards do not take into account equity awards already held by the Named Executive Officer.  A target award is established for each Named Executive Officer based on his salary after taking into account the other components of compensation to achieve the total compensation target established by the Compensation Committee for the applicable position.

Other Benefits

The Company maintains various retirement and savings plans for its senior executives, and believes such programs are a necessary component of its overall compensation program.  The current retirement-focused plans are the Harleysville Retirement Savings Plus Plan, which is a defined contribution plan that is available to all employees and has both non-matching and matching Company contributions; a Non-Qualified Excess Contribution and Match Program (the Excess Plan), which is available to all officers of the Company at paygrade level 20 or higher, including the senior executives; and a Non-Qualified Deferred Compensation Plan, which is also available to all officers at paygrade level 20 or higher, including the senior executives.  Prior to March 2006, the Company maintained defined benefit plans for its executive officers.  Please see page 44 for a description of these benefits.  In March 2006, the Company determined that no additional benefits would accrue to participants in the defined benefit plans, and that, instead, it would increase the Company contributions to the defined contribution plans.  This was done as part of the Company’s overall assessment of its compensation strategy and program.  The Company believes that its enhanced defined contribution plan positions it more competitively in its markets.

Compensation Program for 2009

During 2009, the principal components of compensation were base salary, annual cash incentive bonus compensation, and long-term incentive compensation comprised of a mixture of equity-based awards.  The specific components of the Company’s compensation program for the Named Executive Officers for 2009 are described below.

Base Salary

Consistent with the Company’s compensation philosophy, annual base salary is designed to be competitive within the property/casualty insurance industry.  Executive salaries are based on a combination of benchmark data from the peer companies, paygrade range, individual performance of role responsibilities, and Company performance, the weightings of which may change from year to year.  The Company has a paygrade structure, ranging from 1 to 32, with all positions assigned to a paygrade.  Executive officers tend to be assigned paygrades of 25 to 32, with the highest reserved for the CEO.  To evaluate individual performance of role responsibilities, the Compensation Committee assesses, with management input, actual performance as compared to position responsibilities.  To evaluate Company performance, the Compensation Committee compares the following metrics to those achieved by the benchmark peer group companies:  revenue growth; operating income growth; earnings per share (EPS) growth; book value per share growth, return on equity (ROE); combined ratio; and total shareholder return (TSR).  The term “combined ratio” is a standard term of measurement in the property/casualty insurance industry; it is the ratio which is the sum of:  (1) the ratio of losses, loss adjustment expenses, and policyholder dividends to net earned premiums, plus (2) the ratio of underwriting expenses to net written premium.

The Compensation Committee determined that the Company’s overall performance for the prior year approximated the median relative to the peer companies and used such determination, benchmark data from the peer companies and the assessment of the achievement of individual performance of role responsibilities as the principal factors in establishing base salaries for the Named Executive Officers.  The salary earned by each of the Named Executive Officers for 2009 is included in the Summary Compensation Table on page 46.  Except for the CEO, these salaries reflect 2009 increases of 5-6%, which furthered the Compensation Committee’s goal of moving total compensation for the Named Executive Officers closer to the median of the peer group executives over time.  The CEO’s base salary was not increased in 2009, as the CEO’s total direct compensation was closer to the median of Chief Executive Officers at the peer group companies.

Annual Incentive Compensation

The Senior Executive Incentive Compensation Plan (SEIP), approved by stockholders at the 2009 annual meeting, represents the incentive compensation program used by the Company during 2009 for awarding annual non-equity variable incentive compensation to members of the senior leadership team, including the Named Executive Officers.  In February 2009, the Compensation Committee established the 2009 incentive award opportunities under the SEIP.  The minimum funding target established under the SEIP for 2009 was achievement of a ROE of at least 5.0%.  In addition, the Compensation Committee established corporate performance goals and approved individual goals identified by the Named Executive Officers, to be used, in the exercise of its discretion under the SEIP, to determine the actual annual incentive awards for 2009.  In 2009, the Company changed its growth objectives away from corporate-based (premium growth) to individual-based (identified growth goals in areas of position responsibility, as applicable).  This change was based, in large part, on making incentive goals consistent with the Company’s adherence to strict underwriting standards, particularly in view of the soft insurance market.  The same corporate performance goals were used for all of the Named Executive Officers, and were weighted at 70%.  Individual performance goals for each Named Executive Officer were weighted at 30%.  In 2008, corporate and individual goals were weighted at 50%/50%.  The 70%/30% weighting for 2009 represented a return to a focus on achievement of corporate goals to continue to align annual incentive compensation with the interests of the stockholders.  The weightings of the various corporate and individual goals were established based on factors such as elements of the Company’s business strategy, benchmark data from peer companies, and the individual roles and responsibilities.  The corporate and individual goals established, the weighting of the goals, and the 2009 results are set forth in the table below.

The target award was 70% of base salary for the CEO and 50% of base salary for the other Named Executive Officers.  This represented an increase in the percentage of base salary from prior years.  The term “base salary” for purposes of the SEIP refers to the base salary at the beginning of the plan year.  The target incentive award levels reflect the assessment of the impact of such positions on the achievement of the corporate goals, the importance of the achievement of the individual performance goals of the Named Executive Officers, the appropriate use of incentive compensation, and the total compensation as compared to other Company executive officers and appropriate positions at the peer companies.

The Compensation Committee met in February 2010 to determine the awards earned under the SEIP for executive officers other than the CEO, and to determine its recommendation for the CEO award, which was then considered and determined by the independent members of the Board.  In making its determinations regarding compensation for the Named Executive Officers, the Compensation Committee evaluated achievement of the identified corporate and individual goals and used its discretion in determining overall awards.

The following table and discussion show the corporate and individual performance goals established and the achievement of such goals, as determined by the Compensation Committee:

Performance Goals
Goal	Weighting	Minimum	Target	Maximum	2009 Result
Combined Ratio	35%	103.9	100.7	97.9	99.8
Return on Equity	35%	9.0%	12.5%	14.5%	12.9%
Individual Goals	30%	0.0%	100.0%	200.0%	see below

For the established corporate goals, the Compensation Committee determined that the Company exceeded its target for both the combined ratio and the ROE goals. In total, the payout with respect to corporate goals was 126.1% of target.

In reviewing the individual performance goals for 2009, the Compensation Committee determined that the individual performance goals are generally tied to position responsibilities and are designed to incentivize the Named Executive Officers to execute on the Company’s strategic plan while managing the current business of the Company.  The goals for the Named Executive Officers are aggressive and require significant effort on the part of the Named Executive Officers to be achieved.  The Compensation Committee measures the performance of the Named Executive Officers against the stated objectives of each, although there is no formulaic approach taken by the Compensation Committee.  The Compensation Committee reviewed the identified objectives of each Named Executive Officer and the achievement of these objectives as a whole.

The primary individual performance goals for the Named Executive Officers, and the degree of achievement are as follows:

•                                          Michael Browne, CEO.  Mr. Browne’s individual performance goals were based on providing leadership in the achievement of the Company’s 2009 financial plan; managing leadership transitions in the Claims and Underwriting Departments; focusing management on profitable growth opportunities; continuing the progress in succession planning initiatives; and continuing the implementation of a performance-based company culture.

Mr. Browne was quite successful in achieving his 2009 goals.  The Company exceeded its 2009 financial plan, performing better than expected in the critical metrics of loss ratio and premium production.  Mr. Browne guided the Company through successful management transitions, as Kevin Toth moved from Chief Claims Officer to Chief Underwriting Officer and Jonathan Young joined the company as Mr. Toth’s successor in Claims.  Mr. Browne led the successful acquisition of the Delta Agency book of flood business, and, under Mr. Browne’s leadership, the Company evaluated a number of potential opportunities.  Mr. Browne drove effective succession planning initiatives with respect to key positions.  To solidify the Company’s performance-based culture, Mr. Browne worked with the human resources organization in promoting a culture statement emphasizing certain key attributes for all employees, enhancing performance management processes, and strengthening the tie between performance and compensation.  In addition, Mr. Browne fostered coordination and teamwork in the Company’s commercial lines platform initiative in 2009, which warranted special citation by the Compensation Committee.

•                                          Arthur Chandler, SVP, CFO.  Mr. Chandler’s individual goals included providing leadership in capital efficiency and driving capital growth; managing the relationships with rating agencies with a focus on the Company’s rating by A.M. Best; maintaining internal expenses; and continuing succession planning for critical roles in the Finance Department.

Mr. Chandler achieved significant success with respect to his 2009 goals.  Specifically, under Mr. Chandler’s leadership, the Company continued to increase capital efficiency and produce strong financial results.  The Company achieved a ROE of 12.9%, which is above its long-term goal of 12%, and a premium-to-surplus ratio of 1.3 to 1.0.  These results are particularly impressive in light of the current economic environment, and were driven, in large part, by the Company’s capital management initiatives under Mr. Chandler’s direction.  Moreover, based on these strong results, A.M. Best Co. reaffirmed the financial strength rating and positive outlook for the Company in 2009, notwithstanding the continued difficult capital markets environment.  Furthermore, Mr. Chandler succeeded in holding the Company’s internal expenses flat for the fourth consecutive year, and focused on expanding the pool of qualified CFO successor candidates.

•                                          Thomas Clark, SVP, Field Operations.  Mr. Clark’s individual performance goals for 2009 included achieving profitable growth in the small commercial business and within inland marine line; leading the underwriting culture among the regions, with a focus on protecting the Company’s loss ratio while not unduly prohibiting growth; identifying and analyzing new business opportunities and growing identified product lines; working with other executives to implement improvements to the commercial lines’ processes; and participating in succession planning for identified positions within his department.

Mr. Clark was successful in accomplishing many of his 2009 goals, although the achievement of some goals was greatly impacted by the difficult economic environment and continuing soft market in the insurance industry.  Despite Mr. Clark’s leadership, Field Operations did not achieve its growth goals for the inland marine line of business or for small commercial business, despite the growth of the Company approximating the Company’s growth plan.  In part, such goals were not met because of the Company’s continued adherence to strict underwriting discipline.  The Company, with substantial involvement from Mr. Clark, made significant improvements to its commercial lines’ processes to help achieve greater profitable growth in the future.  Moreover, Mr. Clark continued to identify and implement new business opportunities, including the Company’s expansion into Human Services and implementation of a condominium program; and continued to progress succession plans for critical Field Operations positions.  The Compensation Committee concluded that Mr. Clark came close to achieving most of his goals for 2009, despite the extremely competitive insurance market and the Company’s focus on strict underwriting discipline.

•                                          Kevin Toth, SVP, Chief Underwriting Officer.  Mr. Toth’s individual goals focused on implementing and improving profitable products and programs with emphasis on new products such as Human Services; completing analysis of the Company’s predictive modeling strategy; implementing Company-wide underwriting changes; working with other senior leadership of the Company in improving commercial lines’ processes; and strengthening the underwriting culture of the Company.

Mr. Toth became the Company’s Chief Underwriting Officer in February 2009; prior to that time he served as the Chief Claims Officer.  Despite his short tenure in this new role, the Underwriting Department made considerable strides under Mr. Toth’s leadership.  Mr. Toth played an instrumental role in the improvements that were made to commercial lines’ processes, as well as in the successful re-design of one of the Company’s key package products.  Moreover, due to the efforts of Mr. Toth and his team, the Human Services line of business far exceeded its planned premium target for 2009, notwithstanding the fact that this was a new product offering for the Company.  Lastly, Mr. Toth oversaw the successful development and implementation of a comprehensive property strategy, which served to further strengthen the Company’s underwriting culture.

•                                          Akhil Tripathi, SVP, Chief Information Officer.  Mr. Tripathi’s individual goals for 2009 included the extension of both the commercial lines and personal lines information systems to support new lines of business; conversion of commercial lines’ and personal lines’ data to new systems; development of a comprehensive data catalog for all corporate data structures; development of information systems enhancements to support predictive modeling and data entry; working with other senior leadership of the Company in improving commercial lines’ processes; and participating in the Company’s succession planning initiative.

Under Mr. Tripathi’s leadership in 2009, the Information Technology Department expanded the commercial lines platform, and successfully implemented a new personal lines system for all states.  He also led the creation of the data catalog and completed a significant portion of the predictive modeling initiatives.  Mr. Tripathi was instrumental in achieving many of the improvements made in commercial lines’ processes, and the Information Technology Department made significant progress on “ease of doing business” initiatives.  Mr. Tripathi continued to progress succession planning in the Information Technology Department.  Mr. Tripathi continues to work on the established data conversion goals, which were not completed due to other priorities.

The overall percent of achievement, based on the achievement of the corporate and individual performance goals for the awards made to the Named Executive Officers under the SEIP for 2009 are:  Michael Browne, 133.3%; Arthur Chandler, 127.3%; Thomas Clark, 115.3%; Kevin Toth, 130.3%; and Akhil Tripathi, 109.3% of target annual incentive compensation.

Payments earned by the Named Executive Officers under the SEIP for 2009 are included in the Summary Compensation Table on page 46 under the “Non-Equity Incentive Plan Compensation” column.

Long-Term Incentive Compensation

In February 2009, the Compensation Committee made equity-based awards to the Named Executive Officers under the Equity Incentive Plan.  The awards consisted of a mixture of awards, by value, of 50% Stock Option grants, 25% Restricted Stock/Restricted Stock Unit (RSU) awards with performance-based vesting requirements, and 25% Restricted Stock/RSU awards with time-vesting requirements.  The time-based RSU awards for the CEO also have a performance-based vesting requirement.  All of the awards were made under the Company’s Amended and Restated Equity Incentive Plan (the Equity Incentive Plan).  The Company selected these types of equity awards, and the mixture of such awards, because it believes this combination of equity-based awards with market-based, performance-based, and time-based vesting allows it to align executive rewards with the creation of value for the stockholders, while being easy for participants and stockholders to understand.  Furthermore, the Company believes that this structure more closely aligns the long-term incentive compensation program with the Company’s current business strategy and the long-term compensation programs of its competitors.

The Stock Option awards have a three-year vesting schedule, with one-third of each award vesting on each of the three anniversaries of the date of grant.  The exercise price for all Stock Options granted was equal to the closing price of the stock on the date of grant.  All Stock Options granted to the Named Executive Officers were non-qualified options, receiving no special tax treatment, and have a term of ten years.

The time-based Restricted Stock/RSU awards made to Named Executive Officers have a three-year vesting period.  Mr. Browne’s time-based RSU awards have an additional vesting requirement, achievement of positive annual operating income during the three-year period.

The remaining Restricted Stock/RSU awards made to the Named Executive Officers are all performance-based, with an established three-year performance period.  The performance-based Restricted Stock/RSU awards are based on the achievement of total shareholder return (TSR) relative to the TSR of peer group companies at the end of the three-year period.  The peer group selected for these awards for 2009 were the companies included in the executive compensation benchmarking group, as identified on page 35, plus the other companies in the S&P Property/Casualty Index as of January 1, 2009.  This peer group was selected to reflect the belief that performance should be measured based on companies followed by investors, and to broaden the number of companies to prevent fluctuations based on individual company results.  The performance-based target awards range from a maximum award of 200% of target paid if the TSR achieved at the end of the performance period is at the 90th percentile or higher; and a minimum award of 50% of target is paid if the TSR achieved at the end of the performance period is at the 30th percentile.  No award is paid if the TSR is below the 30th percentile.  TSR falling between the 30th and 90th percentiles is interpolated to determine the actual earned award.

The 2009 target equity awards for Messrs. Clark and Toth were 55% of base salary and for Messrs. Chandler and Tripathi were 60% of base salary, plus potential participation in a pool equal to 10% of aggregate base salaries of executives that is allocated based on the recommendations of the CEO.  For the CEO, the target award was 250% of base salary.  These target awards were selected based upon the impact and importance of the executive positions to the Company performance objectives generally, and to provide equity-based awards competitive with those made by the peer companies.

The equity awards granted to the Named Executive Officers in 2009 are disclosed in the 2009 Grant of Plan-Based Awards Table on page 50, and the grant date fair value of such awards is set forth in the Summary Compensation Table on page 46.

Incentive Compensation Changes for 2010

The Compensation Committee decided, with input from the CEO, to make the following changes to the incentive compensation program for 2010:

•                                          An increase in the bonus targets for the Named Executive Officers, other than the CEO, to 55% of base salary.

•                                          An increase in the equity target for Mr. Chandler to 70% of base salary; and for the other Named Executive Officers, other than the CEO, to 65% of base salary.

These changes to the Named Executive Officer compensation program were made based on benchmark data and on the Compensation Committee’s determination that the receipt of incentive compensation, both annual and long-term, based on achievement of corporate performance measures, tied the interests of the Named Executive Officers more closely to those of investors.  These target increases move the total compensation for such Named Executive Officers closer to the median of the Company’s peer companies, as discussed above.

With respect to the CEO, the Compensation Committee determined that certain changes should be made to his compensation program in order to create a mix that is more competitively positioned with those at the peer group companies.  Such changes did not significantly alter the CEO’s total compensation, as his overall compensation remained essentially flat with the prior year’s level and continued to approximate the median of the Company’s peer group.  Specifically, the Committee decided to increase the bonus target for the CEO to 80% of base salary and to decrease the equity target to 225% of base salary.  These changes for the CEO were based on benchmark data and the compensation mix of Chief Executive Officers at peer group companies.

Equity Granting Practices

Generally, the Compensation Committee determines annual grants of equity-based awards at a regularly scheduled meeting held in the first quarter of any given year.  The Compensation Committee makes all annual equity awards to the Named Executive Officers during meetings, not by unanimous consent.  The Compensation Committee holds such regularly scheduled meetings at a consistent time during each calendar year and generally does not consider the potential for the existence of extraordinary corporate events when establishing its meeting schedule.  In addition to such annual grants, the Compensation Committee will make equity-based awards to newly hired executives or to key employees on an ad hoc basis.  If a regularly scheduled Compensation Committee meeting will occur prior to the commencement date of the new hire or promotion, the Compensation Committee may approve such award at its meeting, conditioned upon the actual employment or promotion occurring.  Otherwise, the Compensation Committee may act by unanimous written consent or by holding a telephonic Committee meeting.

Prior to the annual equity award grants, the CEO provides input and recommendations to the Compensation Committee with respect to the equity awards to executive officers.  The Compensation Committee establishes the equity awards for the CEO and recommends approval of such awards by the independent members of the Board.  Based on individual performance, an executive may receive an award greater or less than target, including none at all.  The Compensation Committee then uses the target award levels and the Black-Scholes option value method to determine the number of Stock Options to be granted and uses a five-day average stock price for the week ending two weeks before the date of grant in order to determine the number of shares of Restricted Stock/RSUs that will be awarded.  The actual exercise price of Stock Options granted is the closing price of the stock on the date of grant.  The Compensation Committee, however, has the discretion to utilize a different measurement period for the Restricted Stock/RSU award calculations if Company or market circumstances dictate.

The vesting schedule or lapse of forfeiture restrictions is, or can be, accelerated in the event of death, disability, early retirement, normal retirement, or a change in control of the Company or Harleysville Mutual.  In general, in the event of death or disability of the participant, outstanding unvested Stock Options will accelerate and vest, and the participant or his or her estate has an extended ability to exercise vested Stock Options, and the forfeiture restrictions on Restricted Stock/RSU awards will lapse.  The Compensation Committee has the discretion to change these provisions in the award documents.  Please see the discussion of the impact of retirement or a change in control on outstanding unvested equity awards on pages 57-59 of this proxy statement.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for its executive officers as another way to align the interests of the executives with the interests of stockholders.  These stock ownership guidelines were increased by the Compensation Committee in April 2008 in order to encourage continued stock ownership by executives.

Under these guidelines, the executive officers must beneficially own Harleysville Group stock equal to a specific multiple of base salary in order to receive additional equity awards at a level necessary to keep total compensation at the target level.  The multiple is 6.0 times base salary for the CEO and 2.5 times base salary for the other Named Executive Officers.  The current Named Executive Officers must meet the increased stock ownership guidelines by May 1, 2014.  The following table shows the compliance of the Named Executive Officers with such stock ownership guidelines as of December 31, 2009.

Named Executive Officer	Ownership Target (Shares) (1)	Total Qualifying Shares (2)
Michael L. Browne	118,905	184,427
Arthur E. Chandler	26,345	27,829
Thomas E. Clark	20,840	27,760
Kevin M. Toth	20,840	16,537
Akhil Tripathi	25,558	32,730

(1)                                 Based on the closing price of the Harleysville Group common stock on December 31, 2009 of $31.79.

(2)                                 Qualifying shares include owned shares and outstanding Restricted Stock/RSU awards.

Other Benefits

The Company provides health and welfare benefits to its executive officers, including medical, dental, and life insurance coverage, and long-term disability benefits, holidays and vacation, defined contribution plan participation, and, until March 2006, pension plan benefits.  The executives received these benefits at the same rates as other employees.  In general, the Company does not provide perquisites to its executive officers that are not offered to employees generally.

The Company also provides all employees, including the Named Executive Officers, with the ability to purchase shares of the Company’s common stock at a discount under the Employee Stock Purchase Plan (ESPP).  The ESPP allows employees to purchase shares of the Company’s common stock at a price of 85% of the lower of the fair market value of the stock at the start or end of the six-month subscription period, whichever is less, and allows for a maximum purchase of $25,000 of common stock per year.

Post-Employment Arrangements

The Company provides certain post-employment benefits as part of its overall compensation program and, as described above, believes these benefits are a necessary component of a competitive compensation package.  In 2006, the Company evaluated its retirement benefits and determined it was appropriate to cease benefit accruals under its defined benefit plans, as discussed below, in favor of enhanced Company benefits under the defined contribution plans.  The Company believes this provides employees with more flexibility and encourages retirement savings.

Deferred Compensation Plan

Executive officers are eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan.  The Company believes that deferred compensation plans provide executives with greater flexibility to establish savings and to engage in retirement planning.  Each executive who elects to defer compensation under the plan has a participant account established with the service provider.  The mutual fund investment options are similar to those offered in the Company’s defined contribution plan.  Such deferred compensation remains an asset of the Company, subject to a Rabbi Trust Agreement, until the participant dies, becomes permanently disabled, or otherwise terminates employment with the

Company.  The Non-Qualified Deferred Compensation Table on page 56 provides information regarding the accounts of the participating Named Executive Officers under this plan.

Pension Plans

The Company maintains a qualified defined benefit plan and related Supplemental Retirement Plan (SERP) for its executive officers, including the Named Executive Officers.  The Company established the SERP to permit payout to executives of a pension benefit calculated on the full amount of their compensation, which otherwise would have been limited because of the federal limits imposed on the qualified pension plan.  Prior to March 31, 2006, a pension awarded under the pension plan was based on the highest five-year average of base salary, while an award under the SERP was based on the highest five-year average of credited salary plus average annual incentive compensation, which included the Senior Management Incentive Plan (SMIP), annual bonus, and Long-Term Incentive Plan (LTIP) compensation.  As of March 31, 2006, no additional benefits accrue under the pension plan and SERP, although participants will continue to earn vesting credit.  The Pension Benefits Table on page 55 shows the final benefit that was accrued as of March 31, 2006 for the Named Executive Officers, which is payable at age 65 in the form of a single life annuity.  For participants who are married at retirement, the normal form of payment would be an actuarially reduced joint and 50% survivor annuity.

Harleysville Retirement Savings Plus Plan (Defined Contribution Plan) and Excess Plan

All regular full- or part-time employees who are scheduled to work 20 or more hours in a given week, excluding any student or intern workers who are scheduled to work for less than four months, are eligible to participate in the Company’s tax-qualified defined contribution plan, which is a long term investment plan designed primarily to assist employees in saving for retirement.  Participating employees can defer up to 100% of their base salary each year, up to the limits established by federal law, and the Company matches such contributions up to 6% of salary.  For 2009, the matching contribution by the Company consisted of a guaranteed match of 50% up to 6% of base salary deferred, plus an additional match of 14.6% of the amount deferred by the employee, up to 6% of base salary, based upon the combined ratio achieved by the Company of 99.8%.  The Company also makes a Company core contribution equal to 5% of base salary for all eligible employees, and these Company core contributions vest upon the employee attaining three years of service.

The Company also has established the Non-Qualified Excess Contribution and Match Program (the Excess Plan) to provide for company contributions on salary paid that is in excess of the annual limitation imposed by the IRS. Under this Plan, executives receive a 5% contribution on salary paid in excess of the annual limits for contribution under the Company’s tax-qualified defined contribution plan and an amount equal to the matching contribution made under the deferred compensation on 6% of salary paid in excess of those annual limits.

Change in Control Agreements

The Company has entered into Change in Control Agreements with the Named Executive Officers.  The Company believes these agreements are necessary to attract and retain senior executives who may face potential job loss as a result of consolidation or merger activities.  Such agreements provide the Named Executive Officers with a level of financial security that can be beneficial to their retention if the Company becomes involved in a change in control transaction and the executive loses his position.

The change in control events have been selected to trigger the benefits if the current control of Harleysville Group or Harleysville Mutual changes, either in respect of stockholders or incumbent directors, or in the event that some other significant change occurs in the relationship between Harleysville Group and Harleysville Mutual.

Please see pages 58-59 for a description of the Company’s Change in Control Agreements with the Named Executive Officers.

The Company does not otherwise have employment agreements with its executive officers, as it does not believe that such agreements are necessary to attract or retain key talent.

Impact of Termination of Employment or Change in Control  on Outstanding Equity Awards

The Company’s equity award agreements include provisions that provide for accelerated vesting on death, disability, retirement, and a change in control.  These benefits are described under the heading “Post-Employment Arrangements” on pages 57-59 of this proxy statement.

TAX CONSIDERATIONS

The Compensation Committee has considered the implications of executive compensation deductibility under the limits set forth in Section 162(m) of the Internal Revenue Code in making decisions concerning compensation design and administration.  The Compensation Committee views tax deductibility as an important consideration and intends to maintain deductibility where possible, but also believes that the Company’s business needs should be the most important factor in compensation design.  In addition, the Compensation Committee also considers tax implications for executives and structures its compensation programs to comply with Section 409A of the Internal Revenue Code.

SUMMARY COMPENSATION TABLE

This table provides compensation disclosure, for 2009, for the Named Executive Officers, who are (1) the Chief Executive Officer (CEO) and the Chief Financial Officer (CFO); and (2) the Company’s three most highly compensated executive officers, other than the CEO and the CFO, who were serving in such capacity on December 31, 2009.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Michael L. Browne,	2009	630,000	932,907	803,099	587,721	23,200	79,061	3,055,988
President & Chief Executive Officer	2008	621,923	857,797	743,051	332,091	20,500	67,945	2,643,307
	2007	600,000	606,214	902,475	424,860	6,300	105,684	2,645,533

Arthur E. Chandler,	2009	330,962	145,393	125,024	210,607	4,000	29,588	845,574
SVP & Chief Financial Officer	2008	311,923	103,527	89,413	150,402	3,700	34,077	693,042
	2007	290,000	226,635	113,499	143,744	300	34,510	808,688

Thomas E. Clark,	2009	260,962	112,551	96,844	150,405	9,200	51,191	681,153
SVP, Field Operations	2008	250,000	86,402	74,598	92,419	9,100	53,115	565,634
	2007	245,961	213,426	93,976	108,168	—	48,998	710,529

Kevin M. Toth,	2009	260,962	112,551	96,844	169,977	1,200	23,163	664,697
SVP, Chief Underwriting Officer (6)	2008	250,000	94,576	81,742	114,919	1,300	27,312	569,849

Akhil Tripathi,	2009	320,962	141,629	121,962	175,357	5,000	28,489	793,399
SVP, Chief Information Officer	2008	304,615	321,208	101,595	140,024	4,500	33,279	905,221
	2007	285,962	232,544	122,212	140,699	1,000	34,030	816,447

(1)                                 The “Stock Awards” and “Option Awards” columns reflect the grant date fair value for all stock or option awards granted under the Equity Incentive Plan during 2007, 2008, and 2009.  These amounts are determined in accordance with FASB Accounting Standards Codification 718 (previously known as Statement of Financial Accounting Standards No. 123(R)) (ASC 718), without regard to any estimate of forfeiture for service vesting.  The amounts for 2007 and 2008 have been restated to comply with new disclosure rules of the SEC.  For 2007, these amounts also include the ASC 718 expense for the respective payouts (stock and cash components) under the 2005-2007 Long Term Incentive Plan (LTIP) awards.  Please see below for a description of the LTIP during 2007.  Assumptions used in the calculation of the amounts in these columns for 2007, 2008, and 2009 are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 5, 2010.

From 1988 to 2007, the Company maintained the LTIP, which was designed to reward those senior executive officers of Harleysville Group involved in establishing and executing the Company’s growth strategy.  Each year from 2000 to 2005, the Company established target awards for three-year performance periods under the LTIP.  Each target award had both a cash and stock component that could vary by participant, and was based on relative total shareholder return (TSR), the components of which included both a change in stock price and imputed dividend reinvestment, compared to a universe of at least 20 property/casualty insurance company stocks.  The target awards, which ranged from 30% to 200% of annual base salary at the beginning of the period, were payable if the TSR was at the 50th percentile at the end of such period.  Target cash and target share awards were established as of January 1 of the first year of each three-year period based on a participant’s annual base salary and the value of the Company’s common stock on the first trading day of the year.  A maximum award of 150% of target was paid if the TSR was achieved at the end of the period at the 80th percentile or higher while a minimum award of 50% of target was paid if the TSR was achieved at the 35th percentile.  No award was paid if the TSR was below the 35th percentile.  TSR falling between the 35th and 50th percentiles or between the 50th and 80th percentiles was interpolated to determine the actual earned award.  Payouts under the LTIP were made to eligible participants for the 2005-2007 LTIP, and are reflected in the Stock Awards columns for 2007.

(2)                                 For the 2009 performance-based Restricted Stock/RSU awards, the grant date fair value associated with maximum performance of such awards is set forth below:

Named Executive Officer	No. of Shares at Maximum Award (#)	ASC 718 Grant Date Fair Value at Maximum ($)
Michael L. Browne	27,270	1,070,075
Arthur E. Chandler	4,250	166,770
Thomas E. Clark	3,290	129,100
Kevin M. Toth	3,290	129,100
Akhil Tripathi	4,140	162,454

(3)                                 The “Non-Equity Incentive Plan Compensation” column reflects the annual cash bonuses earned under the SEIP in 2009 and under the Senior Management Incentive Plan (SMIP) in 2008 and 2007.  The bonuses listed were earned for the fiscal year reported, but were paid in the subsequent year.

(4)                                 This column represents the change in values under the pension plan and SERP. The change in benefit values from January 1, 2009 to December 31, 2009, from an actuarial perspective, for each Named Executive Officer under the pension plan and SERP, respectively, are: $7,700 and $15,500 for Mr. Browne; $2,800 and $1,200 for Mr. Chandler; $8,800 and $400 for Mr. Clark; $1,200 and $0 for Mr. Toth; and $3,700 and $1,300 for Mr. Tripathi.  Assumptions used in the calculation of these amounts for 2007, 2008, and 2009 are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2010.

(5)                                 For the fiscal year ended December 31, 2009, the aggregate amount in “All Other Compensation” consists of the following compensation:

Named Executive Officer	Retirement Savings Plus Plan Contributions (Defined Contribution Plan) ($)	Non-Qualified Excess Contribution and Match Program Contributions ($)	Other ($)
Michael L. Browne	21,556	34,363	23,142
Arthur E. Chandler	21,507	8,081	—
Thomas E. Clark	21,494	1,890	27,807
Kevin M. Toth	21,746	1,417	—
Akhil Tripathi	21,479	7,010	—

The “Retirement Savings Plus Plan Contributions (Defined Contribution Plan)” amounts include a Company contribution of 5% of base salary, as well as a Company guaranteed match of 50%

and a Company performance match of 14.6%.  The matching contributions are made on percentages of base salary deferred by the executives, up to 6% of base salary, and all contributions are subject to the annual limitations on compensation imposed by the IRS for qualified plans (IRS compensation limits).  The Company guaranteed match was paid and earned in 2009, while the Company performance match was paid in 2010 but earned in 2009.

The “Non-Qualified Excess Contribution and Match Program Contributions” column consists of a matching contribution equal to the sum of the guaranteed match and performance match of up to 6% of base salary in excess of IRS compensation limitations.

For Mr. Browne, the “Other” compensation in the above table includes a one-time reimbursement of $2,445 for tax advisor fees and $20,697 in expenses associated with a business trip and work-related event that did not meet the tax-deduction qualifications under the Internal Revenue Code regulations, including spousal expenses and a tax gross-up.  For Mr. Clark, the “Other” compensation in the above table includes $8,812 which represents the incremental cost for the personal use of a Company car; and $18,995 in expenses associated with a business trip and work-related event that did not meet the tax-deduction qualifications under the Internal Revenue Code regulations, including spousal expenses and a tax gross-up.

(6)                                 Mr. Toth was not a Named Executive Officer in the Company’s proxy statement in 2007.  Therefore, the Summary Compensation Table sets forth the required disclosures with respect to Mr. Toth’s compensation in 2008 and 2009 only.  Mr. Toth was appointed Senior Vice President and Chief Underwriting Officer of Harleysville Group and Harleysville Mutual in February 2009; prior thereto he was Senior Vice President and Chief Claims Officer.  Please see page 32 for Mr. Toth’s biographical information.

To assist stockholders in assessing the extent of the pay-for-performance link, the Company is providing an additional table related to the compensation paid to the CEO, which shows how actual pay compares with actual performance.  This supplemental table is an addition to the tabular disclosure required by the rules of the SEC, and is not intended to, and does not, replace such tables, including the Summary Compensation Table on page 46 of this proxy statement.

CEO COMPENSATION:  COMPARISON OF ACTUAL PAY IN 2009 TO ACTUAL PERFORMANCE

Form of Compensation	Period Covered	Total Received ($)	Annualized Amount ($)	Discussion
Salary	2009	$630,000	$630,000

The Company targets the median of the benchmark peer group for total compensation. While Mr. Browne’s total compensation does approximate the median for the benchmark peer group, the mixture of his compensation is more heavily weighted towards long-term incentive compensation (approximates the 75th percentile) than base salary (approximates the 25th percentile) to tie a significant part of his total compensation to delivery of results to investors.

Annual Incentive	2009	$587,721	$587,721	See the discussion of Mr. Browne’s annual incentive compensation award under the Senior Executive Incentive Compensation Plan on page 38.
Equity Compensation:
Stock Option Exercises	2004-2009	$0	$0

Mr. Browne did not exercise any stock options during the period from 2004 (when he first became CEO) through 2009. As of December 31, 2009, he held 273,980 vested stock options, of which 186,498 had in-the-money exercise prices at December 31, 2009. If Mr. Browne had exercised his in-the-money stock options on December 31, 2009, he would have received $1,258,725, before taxes, based on the closing price on December 31, 2009, of $31.79.

Performance Shares	2008-2009	$0	$0

RSUs with TSR performance-based vesting criteria were issued in March 2008 and February 2009, each with a three-year vesting schedule. No RSUs with TSR performance-based vesting were scheduled to vest in 2009.

Restricted Stock and Restricted Stock Units (RSUs)	2006-2009	$0	$0

Restricted stock or RSUs with Adjusted Operating Income performance vesting criteria were issued in April 2006 and February 2007, each with a five-year vesting period, and in March 2008 and February 2009, each with a three-year vesting period. The 2006 award was restricted stock; all others were RSUs. No time-based restricted stock or RSUs were scheduled to vest in 2009.

Total Actual Compensation Earned in 2009	2004-2009	$1,217,721	$1,217,721	Does not include non-performance-based compensation such as perquisites and other compensation.

2009 GRANT OF PLAN-BASED AWARDS TABLE

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#) (3)	(#) (4)	($/Sh)	($) (5)
Michael L.	2/19/09	220,500	441,000	882,000	6,817	13,635	27,270				535,037
Browne	2/19/09							13,635			397,870
	2/19/09								141,640	29.18	803,099
Arthur E.	2/19/09	80,000	160,000	320,000	1,062	2,125	4,250				83,385
Chandler	2/19/09							2,125			62,008
	2/19/09								22,050	29.18	125,024
Thomas E.	2/19/09	62,500	125,000	250,000	822	1,645	3,290				64,550
Clark	2/19/09							1,645			48,001
	2/19/09								17,080	29.18	96,844
Kevin M.	2/19/09	62,500	125,000	250,000	822	1,645	3,290				64,550
Toth	2/19/09							1,645			48,001
	2/19/09								17,080	29.18	96,844
Akhil	2/19/09	77,500	155,000	310,000	1,035	2,070	4,140				81,227
Tripathi	2/19/09							2,070			60,402
	2/19/09								21,510	29.18	121,962

(1)                                 The amounts in these columns represent the potential payouts under the 2009 SEIP awards.  Please see the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for the actual 2009 SEIP payouts to the Named Executive Officers.

(2)                                 The amounts in these columns represent the potential payouts to the Named Executive Officers under the performance-based Restricted Stock/RSU component of their annual equity compensation granted under the Equity Incentive Plan.  Forfeiture restrictions will lapse and awards will vest after the end of a three-year performance period if the Named Executive Officer remains continuously employed on the vesting date and the required performance goals for the performance period have been met.  In the event of a change in control, the forfeiture restrictions on these performance-based awards will lapse at target.

(3)                                 The “All Other Stock Awards” column includes the following time-based awards:  a Restricted Stock Unit award for Mr. Browne and Restricted Stock awards for Messrs. Chandler, Clark, Toth, and Tripathi as part of their annual equity compensation granted under the Equity Incentive Plan.  Forfeiture restrictions will lapse and awards will vest on the third anniversary of the date of grant if the Named Executive Officer remains continuously employed on the vesting date.  In the event of a change in control, the forfeiture restrictions on these time-based awards will lapse fully.

(4)                                 The “All Other Option Awards” column represents Non-Qualified Stock Options granted under the Equity Incentive Plan.  The options will vest and become exercisable in three installments of one-third each on the first, second, and third anniversary of the date of grant.  In the event of a change in control, any unvested Stock Options will vest.

(5)                                 The “Grant Date Fair Value” for the performance-based Restricted Stock/RSU awards is based on a ASC 718 value of $39.24 per share.  The “Grant Date Fair Value” for the time-based Restricted Stock/RSU awards is $29.18 per share.

The “Grant Date Fair Value” for the Stock Option awards was determined by using the Black-Scholes option pricing model.  The dividend yield assumption was 4.11%; the expected volatility assumption was 29.84%; the risk-free interest rate assumption was 2.56%; and the expected life assumption was five and one-half years.  These numbers are calculated based on the disclosure requirements and do not reflect Harleysville Group’s estimate of future stock price growth.  Use of this model should not be viewed in any way as a forecast of the future performance of Harleysville Group’s common stock, which will be determined by future events and unknown factors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

Option Awards						Stock Awards
Named Executive Officer (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (4) (5)
Michael L. Browne	2,500	—	—	16.3125	5/17/2010	—	—	—	—
	2,500	—	—	26.3600	5/23/2011	—	—	—	—
	2,500	—	—	27.2000	5/22/2012	—	—	—	—
	2,500	—	—	23.2090	5/20/2013	—	—	—	—
	37,648	—	—	19.2000	2/25/2014	—	—	—	—
	45,000	—	—	21.2500	2/23/2015	—	—	—	—
	93,850	—	—	29.3900	4/26/2016	—	—	—	—
	54,546	27,274	—	34.7600	2/21/2017	—	—	—	—
	32,936	65,874	—	34.5000	3/04/2018	—	—	—	—
	—	141,640	—	29.1800	2/19/2019	68,371	2,173,514	18,183	578,038
								12,612	400,935
Arthur E. Chandler	9,880	—	—	29.3900	4/26/2016	—	—	—	—
	6,860	3,430	—	34.7600	2/21/2017	—	—	—	—
	3,963	7,927	—	34.5000	3/04/2018	—	—	—	—
	—	22,050	—	29.1800	2/19/2019	12,145	386,089	2,194	69,747
								1,965	62,467
Thomas E. Clark	5,812	—	—	26.3600	5/23/2011	—	—	—	—
	6,500	—	—	27.2000	5/22/2012	—	—	—	—
	6,700	—	—	23.2090	5/20/2013	—	—	—	—
	10,700	—	—	21.2500	2/23/2015	—	—	—	—
	8,910	—	—	29.3900	4/26/2016	—	—	—	—
	5,680	2,840	—	34.7600	2/21/2017	—	—	—	—
	3,306	6,614	—	34.5000	3/04/2018	—	—	—	—
	—	17,080	—	29.1800	2/19/2019	10,855	345,080	1,831	58,207
								1,521	48,353
Kevin M. Toth	8,030	—	—	21.2500	2/23/2015	—	—	—	—
	7,910	—	—	29.3900	4/26/2016	—	—	—	—
	5,680	2,840	—	34.7600	2/21/2017	—	—	—	—
	3,623	7,247	—	34.5000	3/04/2018	—	—	—	—
	—	17,080	—	29.1800	2/19/2019	10,740	341,425	2,004	63,707
								1,521	48,353
Akhil Tripathi	11,180	—	—	29.3900	4/26/2016	—	—	—	—
	7,386	3,694	—	34.7600	2/21/2017	—	—	—	—
	4,503	9,007	—	34.5000	3/04/2018	—	—	—	—
	—	21,510	—	29.1800	2/19/2019	18,310	582,075	2,491	79,189
								1,914	60,846

(1)                                 None of the Named Executive Officers exercised any stock options in 2009 or had any Restricted Stock or Restricted Stock Unit awards vest during 2009.

(2)                                 The unvested Non-Qualified Stock Options held by the Named Executive Officers as of December 31, 2009 vest as follows:

Named Executive Officer	Vest 02/19/10	Vest 02/21/10	Vest 03/04/10	Vest 02/19/11	Vest 03/04/11	Vest 02/19/12
Michael L. Browne	47,213	27,274	32,937	47,213	32,937	47,214
Arthur E. Chandler	7,350	3,430	3,963	7,350	3,964	7,350
Thomas E. Clark	5,693	2,840	3,307	5,693	3,307	5,694
Kevin M. Toth	5,693	2,840	3,623	5,693	3,624	5,694
Akhil Tripathi	7,170	3,694	4,503	7,170	4,504	7,170

(3)                                 The vesting schedule for the time-based Restricted Stock/RSU awards held by the Named Executive Officers is as follows:

Named Executive Officer	Number of Shares	Award Type	Date of Vesting
Michael L. Browne	11,020	RSU	March 4, 2011
	20,630	RS	April 26, 2011
	13,635	RSU	February 19, 2012
	17,440	RSU	February 21, 2012
	5,646	RS	April 2019
Arthur E. Chandler	4,320	RS	February 21, 2010
	1,330	RS	March 4, 2011
	2,170	RS	April 26, 2011
	2,125	RS	February 19, 2012
	2,200	RS	February 21, 2012
Thomas E. Clark	4,320	RS	February 21, 2010
	1,110	RS	March 4, 2011
	1,960	RS	April 26, 2011
	1,645	RS	February 19, 2012
	1,820	RS	February 21, 2012
Kevin M. Toth	4,320	RS	February 21, 2010
	1,215	RS	March 4, 2011
	1,740	RS	April 26, 2011
	1,645	RS	February 19, 2012
	1,820	RS	February 21, 2012
Akhil Tripathi	4,320	RS	February 21, 2010
	1,510	RS	March 4, 2011
	2,460	RS	April 26, 2011
	2,070	RS	February 19, 2012
	7,950	RS	February 21, 2012

(4)                                 The “Market Value” is based on a closing market price of $31.79 on December 31, 2009.

(5)                                 Represents the performance-based awards granted in 2008 at an interpolated amount between target and maximum, based on a TSR of the 76th percentile, and in 2009 at an interpolated amount between threshold and target, based on a TSR of the 47th percentile.  The performance periods for these performance-based awards is:

Named Executive Officer	Number of Interpolated Shares at 12/31/2009	Number of Shares at Target	Award Type	Performance Period Ends
Michael L. Browne	18,183	11,020	RSU	December 31, 2010
	12,612	13,635	RSU	December 31, 2011
Arthur E. Chandler	2,194	1,330	RS	December 31, 2010
	1,965	2,125	RS	December 31, 2011
Thomas E. Clark	1,831	1,110	RS	December 31, 2010
	1,521	1,645	RS	December 31, 2011
Kevin M. Toth	2,004	1,215	RS	December 31, 2010
	1,521	1,645	RS	December 31, 2011
Akhil Tripathi	2,491	1,510	RS	December 31, 2010
	1,914	2,070	RS	December 31, 2011

PENSION BENEFITS TABLE

Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Michael L. Browne	Pension Plan	2.25	80,900	—
	SERP	2.25	162,300	—
Arthur E. Chandler	Pension Plan	1.25	24,500	—
	SERP	1.25	10,400	—
Thomas E. Clark	Pension Plan	5.67	73,200	—
	SERP	5.67	3,100	—
Kevin M. Toth	Pension Plan	1.25	9,000	—
	SERP	—	—	—
Akhil Tripathi	Pension Plan	1.25	35,800	—
	SERP	1.25	12,400	—

The Company maintains a qualified pension plan and related SERP for its executives, including the Named Executive Officers.  No additional benefits accrue under the pension plan or SERP after March 31, 2006, but participants will continue to earn vesting credit.  Benefits accrued under the plans as of March 31, 2006 will be paid in accordance with the terms of the pension plan and SERP. Prior to March 31, 2006, a pension awarded under the pension plan was based on the highest five-year average of base salary as defined in the Plan, while an award under the SERP was based on the highest five-year average of credited salary plus average annual incentive compensation, which included SMIP, bonus, and LTIP compensation.

The foregoing table shows the present value of the final benefit that was accrued as of March 31, 2006 for the Named Executive Officers, which is payable at age 65 in the form of a single life annuity.  The present values have been determined assuming benefits commence as of each individual’s earliest retirement age at which they are entitled to unreduced benefits.  For the pension plans, this is the individual’s normal retirement date, the later of age 65 and the fifth anniversary of participation in the pension plan.  Additionally, the present values have been determined using the same actuarial assumptions that have been used for financial disclosure requirements for the pension plan.  Specifically, this includes a post-retirement mortality assumption of the RP2000 Mortality Tables projected to 2005 for healthy males and females and a discount rate of 6.20% as of January 1, 2009 and RP2000 Mortality Tables projected to 2013 for healthy males and females and a discount rate of 6.00% as of December 31, 2009.  No pre-retirement decrement assumptions have been reflected in the present values.

All the Named Executive Officers are now fully vested in the qualified pension plan.  Currently, Messrs. Browne and Tripathi are fully vested in their SERP benefits.  Messrs. Chandler and Clark are not currently entitled to a SERP benefit, but will be entitled to receive benefits under the SERP if they continue to be employed until attaining age 55 and five years of service, and then will receive the benefits accrued as of March 31, 2006, as described above.  Mr. Toth does not have any accrued benefits under the SERP because his earnings were not in excess of the Internal Revenue Code Section 401(a)(17) limit as of March 31, 2006, and therefore, he does not meet the SERP’s eligibility requirements.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

Named Executive Officer	Executive Contributions in 2009 ($)	Company Contributions in 2009 ($) (1)	Aggregate Earnings in 2009 ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2009 ($) (3)(4)
Michael L. Browne	—	42,454	53,574	—	335,791
Arthur E. Chandler	—	9,724	5,087	—	33,061
Thomas E. Clark	—	2,335	3,305	—	19,217
Kevin M. Toth	—	1,862	1,809	—	9,103
Akhil Tripathi	—	8,527	3,755	—	32,363

(1)  The “Company Contributions in 2009” column consists of Company contributions under the Non- Qualified Excess Contribution and Match Program (the Excess Plan).  The contributions include a guaranteed match that was paid and earned in 2009 and a performance match that was paid in 2009 but earned for 2008.  The contributions pay at the same rate as paid under the Company’s Retirement Savings Plus Plan (Defined Contribution Plan).  Please see page 44 for a description of the Excess Plan.

(2)  The “Aggregate Earnings in 2009” column reflects the investment income earned in the participant’s deferred compensation account, including the change in market value in the account in 2009.  For Mr. Browne, this amount includes the aggregate earnings in 2009 in the Company’s Corporate Owned Life Insurance (COLI) account on his behalf during his tenure as CEO ($9,620) and the aggregate earnings in 2009 in his employee deferred compensation account ($43,954).  The COLI plans were offered to directors as a way to defer compensation and Mr. Browne continued in active COLIs after becoming CEO in February 2004.  The last COLI ended in 2007.

(3)  For Mr. Browne, the “Aggregate Balance at December 31, 2009” column includes the balance in his employee’s COLI account ($129,874) and the balance in his account under the Non-Qualified Deferred Compensation Plan ($205,917).

(4)  The “Aggregate Balance at December 31, 2009” includes funds transferred from the Retirement Savings Plus Plan to the Excess Plan as a result of corrections made in compliance with Section 401(a) of ERISA for 2006, 2007, and 2008 in the amount of $43,410 for Mr. Browne, $7,621 for Mr. Chandler, $2,438 for Mr. Clark, $2,212 for Mr. Toth, and $7,101 for Mr. Tripathi.

POST-EMPLOYMENT ARRANGEMENTS

General

As discussed in the Compensation Discussion and Analysis, the Company does not enter into employment agreements with its Named Executive Officers.  In addition, there are no established severance plans or arrangements in the event of voluntary termination of employment by the executive or termination without cause by the Company.

Death and Disability

The Company provides disability and life insurance benefits in the event of termination of employment because of death or disability.  These plans are broad-based plans applicable to all full-time employees.  The Equity Incentive Plan provides for vesting of some equity awards upon death or disability, and certain extended periods to exercise vested equity awards upon death or disability.  Stock Options that have been held for at least six months become immediately exercisable upon an executive officer’s death or disability, and can be exercised for one year following the termination of employment.  The restrictions lapse for Restricted Stock and RSU awards upon death or disability of the executive officer.

Retirement

As described on page 44 of this proxy statement, the Company provides pension and SERP benefits to eligible employees and provides all employees with the ability to participate in the Retirement Savings Plus Plan.  In addition, Stock Options that have been held for at least six months become immediately exercisable upon an executive officer’s retirement, and can be exercised for one, two, or five years after retirement, depending upon the age of the participant at retirement, and the years of continuous service prior to such retirement.  Under the Equity Incentive Plan, unless the Compensation Committee provides otherwise, all restrictions on Restricted Stock/RSU awards to the senior executives lapse:  (1) upon retirement, after attaining age 65 with at least five years of continuous service; or (2) on a pro-rata basis, upon retirement, after attaining age 55 with at least 10 years of continuous service or attaining age 62 with at least five years of continuous service (except for the performance-based Restricted Stock and RSUs, which vest at the end of the performance period, if performance goals are met).

The Company believes these retirement benefits are a valuable retention tool for its employees, including the Named Executive Officers, because they incent employees to remain with the Company through normal or early retirement, leading to the provision of at least five years of service to the Company.

Change in Control

Equity Incentive Plan

In the event of a merger, consolidation, or other change in control of Harleysville Group or Harleysville Mutual, all outstanding Stock Options become vested and immediately exercisable, and the forfeiture restrictions on Restricted Stock/RSU awards lapse.  For the performance-based awards, the forfeiture restrictions lapse on the number of shares at target.  This acceleration is “single trigger” in that it occurs when the change of control occurs, and does not require termination of employment to be effected.  For executive officers, this accelerated vesting upon a change in control will only occur if the change in control is compliant with Section 409A of the Internal Revenue Code.  This acceleration is set forth in the Equity Incentive Plan and applies to all awards made under such plan.  The definition of a change in control is set forth below.  The Company believes this acceleration benefit is important to provide assurance that long-term equity awards will not be forfeited upon an event outside the control of the participant.

Change in Control Agreements

The Company has entered into an agreement with each Named Executive Officer that provides for compensation to be paid if both a “change in control” of Harleysville Group or Harleysville Mutual occurs and the Named Executive Officer’s employment is subsequently terminated (either by the Company without “cause” or by the Named Executive Officer for “good reason”).  The agreements define “cause” as a failure by the Named Executive Officer to perform his duties or willful conduct that injures the Company, and define “good reason” as a substantial change in the status of the Named Executive Officer’s role with Harleysville Group, including a diminution of responsibilities, reduction in pay, failure to continue comparable incentive plans, or a change of place of employment.  In order for the termination to trigger the payment obligations, such termination must occur within three years after a change in control for Mr. Browne or within two years after a change in control for the other Named Executive Officers.

A “change in control” will occur under these agreements: (a) subject to several exceptions, upon the acquisition of beneficial ownership of more than 20% of the voting securities of the Company by any person other than Harleysville Mutual at any time when Harleysville Mutual does not own at least a majority of the Company’s voting securities; (b) if, during any rolling 24 month period, persons who were directors of the Company or Harleysville Mutual, as the case may be, cease to constitute a majority of the directors of such company (including, for such purpose as members of such board at the beginning of such period persons whose nomination or appointment to such board was approved by a vote of at least two-thirds of the incumbent directors); (c) a merger to which the Company is a party unless (i) the Company’s stockholders prior to the merger own more than 50% of the survivor of the merger in substantially the same proportion as they held voting securities of the Company prior to the merger, (ii) no person acquires more than 50% of the voting securities of the survivor in the merger, except to the extent such person owned such a percentage of the Company prior to the merger, and (iii) at least a majority of the members of the board of the survivor were members of the board of the Company that approved the transaction (for purposes of the foregoing, a new parent company of the Company is included in the term “survivor”); (d) Harleysville Mutual affiliates with a third party and persons who were members of the board of the Company prior to such affiliation cease to constitute at least two-thirds of the members of the board of the Company following such affiliation; (e) the stockholders of the Company and all necessary regulatory authorities approve the liquidation of the Company; (f) a person acquires control reportable under the SEC’s tender offer rules; or (g) the Company or Harleysville Mutual enters into a management agreement with a third party who obtains through such agreement the power to direct the management and policies of the Company or Harleysville Mutual (but only if, at such time, Harleysville Mutual owns at least 20% of the voting power of the Company).

If a change in control occurs, and the Named Executive Officer has a qualifying termination event as described above (referred to as a “double trigger” event), the severance compensation to be paid to Mr. Browne, as CEO, is 2.99 times, and the compensation to be paid to the other Named Executive Officers is two times, the sum of annual base salary and the average annual incentive target awards over the past three years.  The Change in Control Agreements also contain a full “gross up” benefit, entitling the Named Executive Officers to receive funds to pay any resulting excise tax payable as a result of the compensation if such excise tax is incurred under the applicable Internal Revenue Code sections (Section 4999 and 280G), and payment of any legal fees incurred as a result of the termination.  In addition, the Named Executive Officers will continue to be eligible to participate in health and welfare benefit plans comparable to those received prior to the change in control, for up to three years for Mr. Browne and for two years for the other Named Executive Officers.  Such payments would be made in a lump sum within 30 days after the date of termination, with the exception of “Benefits Continuation.”

The current Change in Control Agreements expire on December 31, 2010, and will be automatically renewed for an additional year unless the Company gives notice of non-renewal not later than twelve months prior to the expiration date of any scheduled renewal.

Post-Employment Benefits

The table below sets forth the compensation that would be paid to the Named Executive Officers at various post-employment events, assuming that such event had occurred on December 31, 2009.  In addition to the payments listed in the table, each of the Named Executive Officers who participates in the Company’s Non-Qualified Deferred Compensation Plan, or has other deferred compensation accounts, would be entitled to receive a payout of his outstanding account balances, in accordance with the plan and the elections made by the participant.  Please see pages 56 and 64 of this proxy statement for the account balances at December 31, 2009.

POST-EMPLOYMENT BENEFITS

Named Executive Officer	Benefit	Death or Disability (1) (2) ($)	Early Retirement (2) (3) ($)	Normal Retirement (2) (3) ($)	Change In Control (Single Trigger) (4) ($)	Change In Control Agreement (Double Trigger) (5) ($)
Michael L. Browne	Severance	—	—	—	—	3,025,133
	Stock Awards	1,994,028	1,119,872	1,994,028	2,777,810	—
	Options	369,680	369,680	369,680	369,680	—
	Benefit Continuation	—	—	—	—	118,393
	Excise Taxes	—	—	—	—	—
	Pension	—	80,400	80,900	—	(6)
	SERP	—	161,300	162,300	—	(6)
	Total	2,363,708	1,731,252	2,606,908	3,147,490	3,143,526
Arthur E. Chandler	Severance	—	—	—	—	941,564
	Stock Awards	386,090	237,892	386,090	495,924	—
	Options	57,551	57,551	57,551	57,551	—
	Benefit Continuation	—	—	—	—	57,973
	Excise Taxes	—	—	—	—	—
	Pension	—	25,800	24,500	—	(6)
	SERP	—	—	—	—	—
	Total	443,641	321,243	468,141	553,475	999,537
Thomas E. Clark	Severance	—	—	—	—	749,379
	Stock Awards	345,080	213,269	345,080	432,662	—
	Options	44,579	44,579	44,579	44,579	—
	Benefit Continuation	—	—	—	—	56,033
	Excise Taxes	—	—	—	—	—
	Pension	—	77,000	73,200	—	(6)
	SERP	—	—	—	—	—
	Total	389,659	334,848	462,859	477,241	805,412
Kevin M. Toth	Severance	—	—	—	—	748,436
	Stock Awards	341,425	210,087	341,425	432,344	—
	Options	44,579	44,579	44,579	44,579	—
	Benefit Continuation	—	—	—	—	52,170
	Excise Taxes	—	—	—	—	—
	Pension	—	9,500	9,000	—	(6)
	SERP	—	—	—	—	—
	Total	386,004	264,166	395,004	476,923	800,606
Akhil Tripathi	Severance	—	—	—	—	915,097
	Stock Awards	582,075	420,142	582,075	695,883	—
	Options	56,141	56,141	56,141	56,141	—
	Benefit Continuation	—	—	—	—	62,902
	Excise Taxes	—	—	—	—	—
	Pension	—	36,900	35,800	—	(6)
	SERP	—	12,700	12,400	—	(6)
	Total	638,216	525,883	686,416	752,024	977,999

(1)                                 Represents the value of Stock Options and time-based Restricted Stock/RSU awards that become exercisable or vest upon death or disability.

(2)                                 In the event of termination of employment because of death, disability, or Normal Retirement, all performance-based Restricted Stock/RSU awards will continue to exist and will be paid in full at the end of the performance period if the applicable performance goal is achieved.  Upon an Early Retirement, all performance-based Restricted Stock/RSU awards will continue to exist and will be paid, on a pro rata basis, based upon the date of Early Retirement, at the end of the performance period if the applicable performance goal is achieved.

(3)                                 Mr. Browne and Mr. Tripathi are the only Named Executive Officers who were eligible at December 31, 2009 for Early Retirement under the pension plan; none of the Named Executive Officers were eligible for Normal Retirement under the pension plan at December 31, 2009.  Under the pension plan, a participant is eligible for Early Retirement at 55 years of age with five years of vesting service, and is assumed to accrue an additional year of vesting service (1,000 hours) after 26 weeks of service from his or her anniversary date.  Mr. Browne was eligible for Early Retirement under the pension plan in September 2008, Mr. Tripathi in August 2009, and the other Named Executive Officers will be eligible for Early Retirement as follows: Arthur E. Chandler — January 2012; Thomas E. Clark — March 2016; and Kevin M. Toth — September 2028.

The numbers reflected in the “Early Retirement” and “Normal Retirement” columns include pension benefits that would be payable to the Named Executive Officers, as Mr. Browne and Mr. Tripathi are vested in the pension plan and SERP and Mr. Chandler, Mr. Clark, and Mr. Toth are vested in the pension plan.  Such payments would not be made until the officer has retired after reaching the applicable retirement age trigger.  Please see the Pension Benefits Table and accompanying notes on page 55 for a discussion of the present value of the accumulated benefits under the pension plan and SERP for the Named Executive Officers.

Under the Equity Incentive Plan, the Named Executive Officers are eligible for Early Retirement at 55 years of age with 10 years of continuous service or at 62 years of age with five years of continuous service.  Mr. Browne was eligible for Early Retirement in February 2009.  The other Named Executive Officers’ eligibility for Early Retirement under the Equity Incentive Plan is as follows:  Arthur E. Chandler — April 2015; Thomas E. Clark — February 2016; Kevin M. Toth — August 2028; and Akhil Tripathi — August 2012.  Please see pages 57-59 for a discussion of the vesting and extension of the exercise period for Stock Options upon retirement, and the lapse of forfeiture restrictions for Restricted Stock/RSU awards.

(4)                                 The “Change in Control (Single Trigger)” column quantifies the value to the Named Executive Officers of the acceleration of outstanding unvested equity awards under the Equity Incentive Plan.  Under the Equity Incentive Plan, all then outstanding but unvested Stock Option, Restricted Stock, and RSU awards will vest, and all forfeiture restrictions will lapse; provided that the forfeiture restriction lapse is at target for all performance-based Restricted Stock/RSU awards.  If a change in control of the Company or Harleysville Mutual occurs, the outstanding equity awards then held by the Named Executive Officers are impacted, regardless of whether their employment is terminated in connection with that change in control.

(5)                                 The “Change in Control Agreement (Double Trigger)” column represents the payments or benefits each Named Executive Officer would receive upon a qualifying termination event, under his Change in Control Agreement, in addition to those payments listed under the “Change in Control (Single Trigger)” column.  The payments include salary and bonus severance payments and health and welfare plan benefit continuation for designated periods.  The amount indicated for “Benefits Continuation” represents the value of such payments.  Such amount does not include any conversion cost that may be incurred as a result of the termination of the Named Executive Officer’s employment with respect to life insurance and disability policies.  The Change in Control Agreements provide for the payment of excise tax “gross-ups” if the compensation paid to the Named Executive Officer exceeds the Section 280G “golden parachute” amount.  Such excise tax gross up benefit is not triggered by the amounts payable to the Named Executive Officers in the table above.

(6)                                 The Named Executive Officer would also receive his pension benefits upon reaching the applicable retirement age.

DIRECTOR COMPENSATION

The Company pays each non-employee director cash-based fees, including an annual retainer, per meeting- and committee-based fees, and issues Deferred Stock Units with a value of $50,000 to each non-employee director continuing in office at each annual meeting.  The following provides details regarding this non-employee director compensation for 2009.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Barbara A. Austell	61,500	45,502	—	—	107,002
W. Thacher Brown	76,500	45,502	—	—	122,002
G. Lawrence Buhl	74,000	45,502	—	—	119,502
Mirian M. Graddick-Weir	74,000	45,502	—	—	119,502
William Gray	54,000	45,502	—	—	99,502
Jerry S. Rosenbloom	72,500	45,502	—	—	118,002
William W. Scranton III	177,500	45,502	—	—	223,002
William E. Storts	76,000	45,502	—	—	121,502

(1)           Please see the Summary Compensation Table and the tables that follow it beginning on page 46 of this proxy statement for disclosure regarding the compensation paid to Michael Browne as CEO of the Company.  Mr. Browne does not receive any additional compensation for service on the Board of Directors.

(2)           The following chart shows the schedule of non-employee directors’ cash fees for 2009.

Type of Compensation	Amount ($)
Annual Retainer	35,000
Additional Monthly Retainer for Non-Executive Chairman	8,333
Board Attendance Fee per Meeting	2,000
Committee Attendance Fee per Meeting	1,500/2,000
Annual Retainer for Committee Chair	8,000/12,000/16,000

In 2009, the Chair of the Audit Committee and the Chair of the Compensation and Personnel Development Committee received an annual retainer of $16,000 and $12,000, respectively; the Chairs of the other Committees received an annual retainer of $8,000.  Beginning at the Annual Meeting in April 2009, the Committee meeting fees increased to $2,000 for Audit Committee meetings and to $1,500 for all other Committee meetings.  Directors are reimbursed for out-of-pocket expenses.  A non-employee director who serves on both the Harleysville Group and Harleysville Mutual boards receives only one retainer and, if the boards or the same Committees of Harleysville Group and Harleysville Mutual meet on the same day, the non-employee director receives only one attendance fee.  In either situation, the retainer or attendance fee is allocated equally to Harleysville Group and Harleysville Mutual.  Effective as of April 1, 2010, the additional monthly retainer for the non-executive chairman will be decreased to $6,250; all other fees will remain the same.

Board members may defer receipt of some or all of their Board and Committee fees under the Directors’ Standard Deferred Compensation Plan or, in prior years, the directors’ COLI Plan.  The directors’ COLI Plan was offered every four years to each director a few months before the beginning of the first year of the plan.  In order to defer compensation pursuant to the COLI Plan, the director was required to commit to a four-year deferral of an identified portion of his or her fees and was required to consent to having his or her life insured with the Company, with the Company being the owner and beneficiary of the policy.  Upon retirement from the Board, the participants were entitled to receive the deferred fees plus the interest earned.  The Company established the COLI plans in 1988, and the last plan period began in 2004.  Michael L. Browne had been a participant in these plans since 1988, when he was a director, and continued in the 2004-2007 COLI Plan when he became CEO in February 2004; W. Thacher Brown had participated in the COLI Plan since 1996; and William E. Storts participated in the 2004-2007 COLI Plan.  The Company elected not to initiate a new four-year plan in December 2007, and therefore, directors are currently not able to defer their compensation under a COLI Plan.

In 2009, Mr. Gray deferred $54,000 from his fees; no other non-employee directors deferred their fees.  As of December 31, 2009, the balances in the deferred compensation accounts of the directors who have elected to defer fees under either the Standard Deferred Compensation Plan or the COLI Plans were: Mr. Brown - $601,948; Mr. Browne - $2,026,736; Mr. Gray - $102,369; Ms. Graddick-Weir - $214,981; Dr. Rosenbloom - $70,081; and Mr. Storts - $139,286.

(3)           In April 2009, each non-employee director received a grant of Deferred Stock Units equal to a value of $50,000 on the date of grant under the Amended and Restated Directors’ Equity Compensation Plan.  A Deferred Stock Unit is the right to receive, without payment to the Company, one share of common stock of the Company.  Upon termination of service, a non-employee director will receive shares of common stock equal to the Deferred Stock Units in his or her account.  The Deferred Stock Units have a dividend equivalent feature, which provides for payment of cash dividends when and if cash dividends are paid on the outstanding common stock.

The amount in the “Stock Awards” column represents the grant date fair value, calculated in accordance with ASC 718, of the Deferred Stock Unit awards granted under the Amended and Restated Directors’ Equity Compensation Plan.

COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE REPORT

The Compensation and Personnel Development Committee has reviewed and discussed the Compensation Discussion and Analysis, as set forth on pages 33-45 of this proxy statement, with management of the Company.  Based on such review and discussions, the Compensation and Personnel Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2009 and included in this proxy statement.

Submitted by the Compensation and Personnel Development Committee:

Mirian M. Graddick-Weir, Chair

W. Thacher Brown

Jerry S. Rosenbloom

William W. Scranton III

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Company reviews, in advance of entering into any transaction or business relationship with a director, director nominee, executive officer, or Harleysville Mutual, the parameters of such transaction, and whether such transaction or business relationship could cause a potential conflict of interest between the Company and such other participant, or could lead to an arrangement that would not be commercially reasonable for the Company.  This review is performed first by management and then, to the extent a potential issue is identified, by the Board of Directors of the Company.  In making this assessment, management and the Board are guided by the requirements of Item 404(a) of Regulation S-K under the SEC rules, relating to related person transactions, and other SEC guidance on related person transactions, the guidance of the NASDAQ corporate governance rules, including director independence requirements, and the Company’s Conflict of Interest, Code of Ethics and Corporate Governance policies.  Because of the frequent transactions and business relationships between the Company and Harleysville Mutual, the Board has established a separate Committee, the Coordinating Committee, to review all material transactions between the Company and Harleysville Mutual.  The Coordinating Committee is comprised of individuals who are solely on the Board of the Company or solely on the Board of Harleysville Mutual, plus a non-voting Chair who is a director of both companies.  Transactions are not approved unless at least two directors from each company have approved the transaction.

The Company’s related person transaction procedures are not separately recorded in a policy, but are incorporated into the corporate governance policies described above.

Transactions with Harleysville Mutual

Harleysville Group was formed by Harleysville Mutual in 1979.  It was a wholly owned subsidiary of Harleysville Mutual until May 1986, when Harleysville Mutual sold shares of Harleysville Group’s common stock in a public offering.  Harleysville Mutual’s ownership of Harleysville Group’s outstanding common stock was reduced from 100% to approximately 70% at that time.  As of December 31, 2009, Harleysville Mutual’s ownership was approximately 53%.  Harleysville Group’s operations are interrelated with the operations of Harleysville Mutual.  Harleysville Group believes that its various transactions with Harleysville Mutual, of which the material ones are summarized below, have been fair to Harleysville Group (as well as to Harleysville Mutual) and at least as favorable to Harleysville Group as those terms that could have been negotiated with an independent third party.

Under a Lease Agreement, amended effective January 1, 2005, Harleysville Mutual rented the home office property from a partnership, comprised of Harleysville Group and two of its wholly owned subsidiaries, for a five-year term at a base rent of $3,959,789 per year.  Effective January 1, 2010, the term of the Lease Agreement was extended through December 31, 2010 under the same terms and conditions as under the expiring term.  Harleysville Mutual also may pay additional rent, based on a formula, for any additions, improvements, or renovations.  There was an additional rental payment of $233,447 made in 2009.  Harleysville Mutual also is responsible for all operating expenses including maintenance and repairs.  The base rent and formula for additional charges are based upon an appraisal obtained from an independent real estate appraiser.  Harleysville Mutual and Harleysville Group and their respective affiliates share these facilities; and the expenses of the facilities, including equipment and office supplies, are allocated according to an intercompany allocation agreement.

Pursuant to Management Agreements, Harleysville Group provides certain management services to Harleysville Mutual and to Harleysville Mutual’s wholly owned subsidiary insurers for a fee based upon an applicable percentage of direct written premium for each insurer.  Harleysville Group received a total fee of $5,109,405 in 2009 for its services under these agreements.  Effective January 1, 2010, the Management Agreement between Harleysville Mutual and Harleysville Group was amended to reflect that Harleysville Group will also provide certain management services to Harleysville Mutual in connection with Harleysville Mutual’s assumed  reinsurance program in which Harleysville Mutual may assume quota share retrocessions from non-affiliated reinsurers (“the Harleysville Mutual Assumed Reinsurance Program”).  This program does not include business assumed by Harleysville Mutual from any mandatory regulatory pool or association, and no business was assumed by Harleysville Mutual under this program prior to January 1, 2010.  Harleysville Mutual will pay Harleysville Group a fee based upon a percentage of the total premium assumed by Harleysville Mutual.

Pursuant to a Consolidated and Restated Compensation Allocation Agreement, Harleysville Group serves as the paymaster for the Harleysville companies, with each company being charged for its proportionate share of salary and employee benefits expense.  This allocation is initially made as between the property/casualty insurer affiliates and the non-property/casualty insurer affiliates on the basis of time allocation.  The collective amount allocated to all of the property/casualty insurer affiliates on the basis of time allocation is then reallocated among each property/casualty insurer affiliate on the basis of the following: premium volume, loss volume, investments, and such special studies acceptable to statutory accounting principals as may be mutually agreed upon by such insurers from time to time.  These allocations are made prior to the application of the inter-company pooling agreement referenced below.  On February 19, 2009, the Harleysville Group and Harleysville Mutual Boards of Directors approved the amendment of this Agreement to limit to pre-2009 levels the amount of Harleysville Group’s contributions to its now frozen employee defined benefit pension plan that are allocated back to its affiliates pursuant to the Agreement.  Under this amendment, Harleysville Group will be allocated any excess that is contributed over the amount allocated to the affiliates.  The amendment was approved by various state insurance departments.  Additionally, pursuant to the Management Agreements, Harleysville Group (through a partnership comprised of wholly owned subsidiaries of Harleysville Group) provides administrative services to Harleysville Mutual in connection with Harleysville Mutual’s participation as a Write Your Own carrier in the National Flood Insurance Plan.

Harleysville Group borrowed $18.5 million from Harleysville Mutual in 1991 in connection with the acquisition of Mid-America Insurance Company (merged into another subsidiary, Harleysville Worcester, in November 2007) and Harleysville Insurance Company of New York pursuant to a demand loan with a stated maturity of March 1998.  In February 1998, the maturity was extended to March 2005 and the interest rate became LIBOR plus 0.65%, which was a commercially reasonable market rate in 1998.  In February 2005, the maturity was extended to March 2012 and the interest rate was decreased to LIBOR plus 0.45%, which was a commercially reasonable rate in 2005.  For 2009, the interest paid by Harleysville Group on the demand note was $304,039, and the principal balance of the demand note remained at $18.5 million at December 31, 2009.

Harleysville Group’s property/casualty insurance subsidiaries participate in an underwriting pool with Harleysville Mutual, whereby such subsidiaries cede to Harleysville Mutual all of their insurance business and assume from Harleysville Mutual an amount equal to their participation in the pooling agreement.  All losses and loss settlement and other underwriting expenses are prorated among the parties on the basis of participation in the pooling agreement.  The agreement pertains to all insurance business written or earned on or after January 1, 1986.  Harleysville Group and its property/casualty insurance subsidiaries are not liable for any losses incurred by Harleysville Mutual, Harleysville Preferred Insurance Company, or Harleysville Insurance Company of New Jersey, occurring prior to January 1, 1986.  In November 2007, Harleysville Group and Harleysville Mutual approved an amendment to the pooling agreement to increase Harleysville Group’s participation from 72% to 80%.  The amendment was approved by the Coordinating Committee and by the respective Boards of Harleysville Group and Harleysville Mutual.  Harleysville Mutual then submitted applications for and received the approvals of various insurance regulatory authorities.  The pooling agreement amendment became effective on January 1, 2008.  In addition, in November 2009, Harleysville Group and Harleysville Mutual approved a further amendment to the pooling agreement to exclude from the intercompany pool all business assumed by Harleysville Mutual under  the Harleysville Mutual Assumed Reinsurance Program.  This amendment was approved by the Coordinating Committee of the Boards of Directors of Harleysville Group and Harleysville Mutual.  Harleysville Mutual then submitted applications for and received the approvals of various insurance regulatory authorities.  This amendment to the pooling agreement is effective January 1, 2010.  The pooling agreement may be amended or terminated by agreement of the parties.  Further information describing the pooling arrangement is contained in Harleysville Group’s 2009 Annual Report to Stockholders.

From June 2007 through February 2009, the Harleysville Group Board of Directors authorized four stock repurchase programs under which an aggregate of 5.5 million shares of common stock was repurchased.  The current stock repurchase program, approved by the Board in July 2009, authorizes the repurchase of up to an additional 800,000 shares.  Under such current repurchase program, the Company was authorized to repurchase shares from the public float but not from Harleysville Mutual.

Appendix “A”

HARLEYSVILLE GROUP INC.

AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

Approved by the Board of Directors: February 18, 2010

Submitted to Stockholders for Approval: April 28, 2010

HARLEYSVILLE GROUP INC.
AMENDED AND RESTATED
EQUITY INCENTIVE PLAN

i

	C.	Vesting	16
	D.	Account	16
	E.	Dividend Equivalents	16
	F.	Time and Method of Payment	16
	G.	Forfeiture	17
	H.	Nature of Restricted Stock Units	17

VII.	Miscellaneous Provisions		17

	A.	Amendment, Suspension and Termination of Plan and Awards	17
	B.	Government and Other Regulations	18
	C.	Other Compensation Plans and Programs	18
	D.	Withholding Taxes	19
	E.	Single or Multiple Documents	19
	F.	Certificates	19
	G.	Construction of Plan	19
	H.	Pronouns, Singular and Plural	19
	I.	Limitation of Rights	19
	J.	Section 409A	19
	K.	Plan Effective Date and Termination	20
	L.	Successors	21

ii

HARLEYSVILLE GROUP INC.
AMENDED AND RESTATED
EQUITY INCENTIVE PLAN

I.             Introduction

A.            Purpose of the Plan:  Harleysville Group Inc. (the “Company”) has established the Plan to further the growth, development and success of the Company by providing additional incentives to those officers and other employees of the Company, its insurance subsidiaries and its parent company to enable them to participate directly in the growth of the capital stock of the Company.  The Company intends that the Plan will facilitate securing, retaining, and motivating eligible employees of high caliber and potential.  It is intended that compensation paid hereunder to be fully deductible to the Company to the extent permitted under Section 162(m) of the Code.

B.            Definitions:  When used in the Plan, the following terms shall have the meanings set forth below:

1.             “Award(s)” means Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units made under the Plan.

2.             “Change in Control” shall be deemed to have occurred:

(a)           if the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than twenty percent (20%) of the combined voting power of the Employer Voting Securities (as herein defined) is acquired by any individual, entity or group (a “Person”), other than the Parent, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (for purposes of this Plan, “Company Voting Securities” shall mean the then outstanding voting securities of the Company entitled to vote generally in the election of directors); provided, however, that the following shall not constitute a Change in Control under this paragraph (a): (i) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section I.(B)(2); (ii) any acquisition of the Company Voting Securities from the Parent pursuant to a Business Combination (as herein defined) or otherwise, if (x) the acquiring or resulting entity is organized in the mutual form, and (y) persons who were members of the Incumbent Board (as herein defined) of the Parent immediately prior to such acquisition constitute at least two-thirds of the members of the Board of Directors of the acquiring entity immediately following such acquisition and (iii) any acquisition of voting securities from the Company or the Parent by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered

1

under the Securities Act; and (iv) any acquisition otherwise within the terms of this paragraph (a) during any period in which Parent owns at least a majority of the combined voting power of Company Voting Securities (the “Parent Control Period”), but if such an acquisition is made during a Parent Control Period by any Person and such Person continues to hold more than 20% of the combined voting power of all Company Voting Securities on the first day following the termination of a Parent Control Period, such acquisition will be deemed to have been first made on such date; or

(b)           if, during any period of twenty-four (24) consecutive months, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company or the Parent, as the case may be (the “Applicable Incumbent Board”), cease for any reason to constitute at least a majority of the Board of Directors of the Company or the Parent, as the case may be; provided, however, that (x) any individual becoming a director of the Company or the Parent, as the case may be, during such period whose election, or nomination for election, was approved by a vote of at least a two-thirds of the directors then comprising the Applicable Incumbent Board (other than in connection with the settlement of a threatened proxy contest) shall be considered as though such individual were a member of the Incumbent Board of Directors of the Company or the Parent, as the case may be, and (y) the provisions of this paragraph (b) shall not be applicable to the composition of the Board of Directors of Parent if Parent shall cease to own at least 20% of the combined voting power of all Company Voting Securities; or

(c)           upon consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), unless, in any such case,  immediately following such Business Combination the following three conditions are met: (i) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “New Parent Corporation”), is represented, in either such case, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power is distributed among the holders thereof, in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) except to the extent that such

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ownership of the Company existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) were members of the Board of Directors of the Company at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)           Parent affiliates with, or acquires by merger, a third party and, as a consequence thereof, persons who were members of the Incumbent Board of Parent immediately prior to such transaction cease to constitute at least two-thirds of the directors of Parent following such transaction provided, however, that this paragraph (d) shall not apply if immediately prior to such affiliation or merger, Parent does not own more than 20% of the combined voting power of Company Voting Securities; or

(e)           upon approval by the stockholders of the Company and all necessary regulatory authorities of a complete liquidation or dissolution of the Company; or

(f)            any other event shall occur that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or any provision successor thereto); or

(g)           the Company or Parent has entered into a management agreement or similar arrangement pursuant to which an entity other than the Company or the Parent or the Boards of Directors or the executive officers and management of the Company or the Parent has the power to direct or cause the direction of the management and policies of the Company or the Parent; provided, however, that this paragraph (g) shall not apply to Parent if, immediately prior to entering into any such management agreement or similar arrangement, Parent does not own more than 20 percent of Company Voting Securities.

3.             “Company” means Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

4.             “Board” or “Board of Directors” means the Board of Directors of the Company.

5.             “Code” means the Internal Revenue Code of 1986, as amended.  Any reference in this Plan to a Code Section shall mean and refer to such Section or any successor thereto as may be in effect from time to time and the regulations promulgated thereunder.  Any references to “Treasury Regulations” mean the regulations promulgated under the applicable Code section.

6.             “Committee” means the Compensation & Personnel Development Committee of the Board of Directors of Harleysville Group Inc., or any other committee selected by the Board meeting the applicable

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requirements of the SEC and the NASDAQ corporate governance standards.

7.             “Common Stock” means the common stock of the Company, par value of $1.00 per share.

8.             “Date of Grant” means the date designated by the Committee as the date as of which the Committee grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

9.             “Director” means a member of the Board of Directors.

10.          “Disability” means the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant’s cessation of active employment with the Company.

11.          “Early Retirement” means cessation of employment with the Company after attaining the age of 55 and completing at least ten years of continuous service with the Company or attaining the age of 62 and completing at least five years of continuous service with the Company.

12.          “Effective Date” has the meaning set forth in Section VII.(J) of this Plan.

13.          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.          “Fair Market Value” means, as of any given date, with respect to Awards made hereunder, (i) the closing sale price of a share of Common Stock on such date on the principal securities exchange on which the Company’s Common Stock is listed or traded, (ii) if not so reported, the average of the closing (or other designated) bid and asked prices on the immediately preceding business day as reported on the principal securities exchange on which the Company’s Common Stock is listed or traded, or (iii) if not so reported, as otherwise determined by the Committee in the good faith exercise of its discretion in accordance with applicable law.  A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

15.          “Incentive Stock Option” or “ISO” means a right to purchase the Company’s Common Stock, which is intended to comply with the terms and conditions for an incentive stock option, set forth in Section 422 of the Code.

16.          “Non-Qualified Stock Option” means a stock option right to purchase the Company’s Common Stock, which is not intended to comply with the terms and conditions for an incentive stock option, as set forth in Section 422 of the Code.

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17.          “Normal Retirement” means cessation of employment with the Company after attaining the age of 65 and completing at least five years of continuous service with the Company.

18.          “Option Document” has the meaning set forth in the first paragraph of Article III.

19.          “Parent” means Harleysville Mutual Insurance Company.

20.          “Participant” means those eligible officers and other employees of the Company who receive Awards under the Plan.

21.          “Performance Goals” means specific targeted amounts of, or changes in, financial or operating goals, which, for Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, shall be limited to: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; shareholder return; or premium volume.  For Awards not intended to qualify as performance-based compensation, other financial or operating goals may also be used as determined by the Committee.  Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share or percentage basis and on an absolute basis or relative to other companies, including industries or indices or any combination thereof, as determined by the Committee.

22.          “Performance Period” means the period of time designated by the Committee, for which Performance Goals are measured.

23.          “Plan” means this amended and restated Equity Incentive Plan.

24.          “Record Date” means the date selected by the Company to determine and calculate dividend payments.

25.          “Restricted Stock” means an Award of shares of Common Stock subject to forfeiture restrictions described in Article V.

26.          “Restricted Stock Unit” means the Awards described in Article VI.

27.          “Retirement” means Normal Retirement or Early Retirement.

28.          “SEC” means the Securities and Exchange Commission.

29.          “Securities Act” means the Securities Act of 1933, as amended.

30.          “Stock Appreciation Rights” means the Awards described in Article IV.

31.          “Stock Option” means a Non-Qualified Stock Option and an Incentive Stock Option.

32.          “Subsidiaries” means the subsidiaries (as defined in Section 424 of the Code) of the Company or the Parent.

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33.          “Substitute Award” means an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a business combination transaction, such as a merger, combination, consolidation or acquisition of property or stock.

34.          “Termination of Employment” means a cessation of the Participant’s employment with the Company for any reason other than Retirement, death or Disability.

II.            Plan Administration

A.            Administration:  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

1.             to interpret the Plan;

2.             to determine the employees to whom Awards should be made under the Plan;

3.             to determine the type of Awards to be made and the amount, size and terms of each such Award;

4.            to determine the time when the Awards are granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration thereof;

5.             to prescribe, amend and rescind rules and regulations relating to the Plan; and

6.             to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, including those laws and regulations regarding deductibility from income under the Code and exemption from Section 16 of the Exchange Act, or by rules and regulations of a national securities exchange on which the Common Stock is then listed or traded.

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the documents evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan whether or not such persons are similarly situated.

The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, Participants, and any persons having any interest under the Plan.  The Secretary of the Company shall be authorized to take such action of a ministerial nature, including the

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preparation of Award documents provided to Participants, as shall be necessary to effectuate the intent and purposes hereof at the direction of the Committee.

B.            Eligibility:  Persons eligible to receive Awards under the Plan shall be those officers and other employees of the Company, the Subsidiaries and the Parent as determined by the Committee.  Directors of the Company or the Parent who are not otherwise officers or employees of the Company, a Subsidiary or the Parent are not eligible to participate in this Plan.  Holders of equity-based awards issued by an entity acquired by the Company or with which the Company combines are eligible to receive Substitute Awards hereunder.

C.            Maximum Number of Shares Available:  Subject to adjustment as specified in Section II.(E) below, the aggregate number of shares of Common Stock that may be issued under the Plan is 5,500,000 shares, plus the number of shares that were registered on a Form S-8 Registration Statement relating to the predecessors to this Plan prior to 1997, which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company.  If any Award granted under the Plan or any predecessor plan shall expire, terminate, be settled in cash, or be canceled for any reason without having been exercised or vested in full, the number of shares of Common Stock not purchased or settled under such Award shall again be available for the purposes of the Plan.  If the exercise price of a Stock Option or Stock Appreciation Right is paid with shares of Common Stock or by reducing the number of shares of Common Stock issuable upon such exercise, or if shares of Common Stock otherwise issuable under the Plan are paid in cash or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option or Stock Appreciation Right or the lapse of forfeiture restrictions on a Restricted Stock or Restricted Stock Unit Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares of Common Stock issued to the holder of such Stock Option, Stock Appreciation Right or other Award.  Substitute Awards and Awards that can only be settled in cash shall not reduce the number of shares issuable under the Plan.

D.            Maximum Shares Awarded:  Subject to adjustment as specified in Section II.(E) below, no one Participant shall receive grants of Awards for more than 300,000 shares of Common Stock during any one calendar year under the Plan.

E.            Adjustments:  In the event of stock dividends, stock splits, re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, such automatic substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under this Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any year, the number and exercise price of shares subject to outstanding Options and Stock Appreciation Rights, and the number of shares subject to other outstanding Awards, as the Committee determines shall cause an equitable adjustment under this Plan, in proportion to the effect of such change to the Common Stock generally; provided that the number of shares subject to any Award shall be rounded down to the nearest whole number so that the number of shares subject to any Award shall always be a whole number.  In

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the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.  The Committee’s adjustment shall be effective and binding for all purposes of this Plan; provided, that no adjustment shall be made which will cause an Incentive Stock Option to lose its status as such, and further provided that no such adjustment shall constitute (i) a modification of a stock right within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of any feature for the deferral of compensation within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(C), or (iii) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Code Section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(E).  Furthermore, no adjustment as the result of a change in capitalization shall cause the exercise price to be less than the Fair Market Value of such Shares (as adjusted to reflect the change in capitalization) on the date of grant, and any adjustment as the result of the substitution of a new stock right or the assumption of an outstanding stock right pursuant to a corporate transaction shall satisfy the conditions described in Treas. Reg. Section 1.409A-1(b)(5)(v)(D).

F.             Rights Upon a Change In Control:  In the event of a consummation of a Change in Control, notwithstanding any other restrictive provisions herein, but subject to the remainder of this Section: (1) all previously granted Stock Options and Stock Appreciation Rights shall become exercisable immediately, except that no Incentive Stock Option may be exercised prior to six months following the Date of Grant thereof, (2) all previously granted time-based Restricted Stock and Restricted Stock Unit Awards shall have all forfeiture restrictions lapse immediately regardless of whether the applicable Restriction Period has expired, and (3) all performance-based Restricted Stock and Restricted Stock Unit Awards shall have all forfeiture restrictions lapse immediately on the number of shares issuable at target.  For Restricted Stock Unit Awards, the acceleration of vesting set forth in this Section shall occur only if the Change in Control event is one that constitutes a “change in control” within the meaning of Section 409A-3(i)(5) of the Treasury Regulations promulgated under Section 409A of the Code.

III.          Stock Options

All Stock Options granted to Participants under the Plan shall be subject to the following terms and conditions, which shall be set forth in an appropriate written document (“Option Document”) and which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct.  For the avoidance of doubt, the Committee has the authority to revise any of the terms set forth in this Plan with respect to a Stock Option Award except for those terms required by law”; provided, however, that in no event may the Committee extend the Stock Option exercise period beyond the original exercise period of the Stock Option.

A.            Type of Option: Each Option Document shall identify the option presented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

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B.            Price:  Except in the case of Substitute Awards, the exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant and, in no event, less than the par value of the Common Stock.

C.            Exercise Term and Vesting:  The Committee shall establish the vesting schedule for each Stock Option in the Option Document; provided, that, except as provided in Section III.(F) below, or as varied in the Option Document, the standard vesting schedule for each Stock Option Award shall be 33 1/3% exercisable on and after the first anniversary of the Date of Grant, 33 1/3% on and after the second anniversary of the Date of Grant, and the remaining 33 1/3% shall be exercisable on and after the third anniversary of the Date of Grant, in each case until the end of the term of the Stock Option; provided, further, that the number of shares vesting in each year shall be adjusted, as necessary, so that only a whole number of shares shall vest each year.  The Committee has the power to accelerate the vesting schedule of any outstanding Stock Option Award, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.  All Stock Options shall expire no later than 5:00 p.m. on the tenth anniversary of the Date of Grant unless the Committee provides otherwise in the Option Document; provided, that the term of an Incentive Stock Option shall not be longer than ten (10) years.

D.            Exercise Procedures:  A Stock Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Secretary of the Company, and payment of the full exercise price for the shares being purchased, as well as payment of all withholding taxes due thereon, if any.

E.             Payment:  The exercise price of a vested Stock Option, or portion thereof, may be paid:

1.             by check, bank draft, money order, or electronic funds transfer payable to the order of the Company; or

2.             through the delivery of shares of the Company’s Common Stock owned by the Participant, or forego delivery of shares of the Company’s Common Stock subject to the Option, in each case having an aggregate Fair Market Value as determined as of the date prior to exercise equal to the exercise price; provided, however, that any use of shares of Company Common Stock in accordance with this provision must be in compliance with then-applicable accounting rules; or

3.             by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

4.             by a combination of 1, 2 and 3 above.

In the event a Participant delivers already-owned shares of the Company’s Common Stock, at the Participant’s option, the Participant may provide an executed attestation of ownership in lieu of actual delivery of shares.

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Subject to the approval of the Committee, as set forth in the Option Document or otherwise in accordance with Rule 16b-3 of the Exchange Act, a Participant may surrender already-owned shares of the Company’s Common Stock or forego delivery of shares due as a result of the exercise, in order to pay any withholding tax required to be collected upon exercise of a Non-Qualified Stock Option.  Such shares shall be valued at their Fair Market Value pursuant to Section III.(E)(2) above.

If payment is made under Section III.(E)(3) of the Plan, the written exercise notice may instruct the Company to deliver shares due upon the exercise of the Stock Option to a registered broker or dealer designated by the Participant, if any, (“Designated Broker”) in lieu of delivery to the Participant.  Such instructions must designate the account into which the shares are to be deposited.

F.             Rights Upon Termination of Employment:

1.             Unless otherwise provided in the Option Document, in the event of a Participant’s Termination of Employment, all unvested Stock Options shall expire and be terminated on the date of termination, and the Participant shall have thirty (30) days to exercise all Stock Options that are vested and exercisable as of the date of termination unless the Committee in the Option Document or otherwise grants an additional period in which to exercise the vested Stock Options.  If the Participant does not exercise such vested Stock Options in such 30-day period, the vested Stock Options shall automatically expire and be terminated.

2.             Unless otherwise provided in the Option Document, in the event that a Participant ceases employment due to Retirement, death or Disability, prior to the expiration of the term of his or her outstanding Stock Option Awards, all Non-Qualified Stock Options, and all Incentive Stock Options that have been held for at least six months, shall immediately become vested and exercisable, and the Participant or his or her successor shall have the right to exercise such vested Stock Options for a period of the shorter of (i) the remaining term of any Stock Option or (ii) one year after cessation of employment due to death or Disability and two years after cessation of employment due to Retirement, or one year from the Participant’s date of death, whichever occurs first, or within such other period, and subject to such terms and conditions, as may be specified by the Committee; provided, however, a Participant who ceases employment due to Retirement after attaining the age of 62 with at least five years of continuous service may exercise vested Non-Qualified Stock Options, during the five  year period after Retirement (or the remaining term of such Non-Qualified Stock Option, if shorter); and provided, further, that ISO tax treatment shall be available only as permitted under the Code.

G.            Restrictions Upon Transfer:  Unless otherwise directed by the Committee, each Option Document for Incentive Stock Options shall prohibit any transfer thereof, except by will or by laws of descent and distribution, and for Non-Qualified Stock Options shall provide that no Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer,

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alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section III.(G) shall not prevent (with Committee approval) transfers to the Participant’s spouse, children, grandchildren, parents or a trust established for any of them or the Participant, or by will or the laws of descent and distribution.  If such a transfer is made, the employee may not receive any consideration therefor, and the Stock Option will continue to be subject to the same terms and conditions as were applicable to the Stock Option immediately before transfer.

H.            Incentive Stock Options:  An Incentive Stock Option shall be subject to the following terms and conditions, which shall be set forth in the Option Document and which may provide such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option (within the meaning of Section 422 of the Code):

1.             The period or periods of time within which the Incentive Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee; provided that no Incentive Stock Option shall be exercisable prior to six months nor after ten years from the Date of Grant thereof.  The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate;

2.             The aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during a calendar year (under all plans of the Company) shall not exceed $100,000;

3.             No Incentive Stock Option shall be granted to any employee if at the time the Stock Option is granted the individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, unless at the time such Incentive Stock Option is granted the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant and such Stock Option by its terms is not exercisable after the expiration of five years from the Date of Grant;

4.             No Incentive Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section III.(H)(4) shall not prevent transfers by will or by the laws of descent and distribution.  During the lifetime of

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the Participant, the Incentive Stock Option is exercisable only by the Participant; and

5.             Notwithstanding any authority otherwise granted to the Committee hereunder, no Incentive Stock Options may be granted after the expiration of ten years from the Plan’s Effective Date.

IV.           Stock Appreciation Rights

Stock Appreciation Rights may be granted in connection, in the discretion of the Committee, with a contemporaneously granted Stock Option and shall be subject to the following terms and conditions that shall be set forth in the Option Document which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct.

A.            Grant of Rights:  Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of the Common Stock at the time of exercise, as determined by the Committee, over (ii) a specified price, which shall not be less than 100 percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant of the Stock Appreciation Rights.

B.            Term:  The period or periods of time within which the Stock Appreciation Rights may be exercised, in whole or in part, is co-extensive with the contemporaneously granted Stock Option.  The Committee shall have the power to permit an acceleration of previously established exercise terms, co-extensive with similar changes to the contemporaneously granted Stock Option, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

C.            Limits On Stock Appreciation Rights:

1.             Stock Appreciation Rights shall be paid only upon exercise of all or a portion of the co-extensive Stock Option and then only in respect to the number of shares then being purchased.

2.             Stock Appreciation Rights shall be payable only to the extent the Stock Option may become exercisable and shall expire or terminate with the Stock Option.

3.             No Stock Appreciation Rights nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section IV.(C)(3) shall not prevent transfers to the Participant’s spouse, children, grandchildren,

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parents or trust established for any of them or the Participant, or by will or the laws of descent and distribution; provided, further, that Stock Appreciation Rights granted in connection with an Incentive Stock Option shall be subject to the same transferability restrictions as Incentive Stock Options as provided in Section III.(H)(4).

D.            Payment:  Payments upon exercise of Stock Appreciation Rights shall be paid in cash, less any withholding tax required to be withheld, and may be applied to the payment of the contemporaneous Stock Option exercise price.

V.            Restricted Stock Awards

Restricted Stock Awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Participant (“Award Document”) and which may provide such other terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

A.            Price:  Restricted Stock may, to the extent permitted by law, be awarded to a Participant free of any purchase price other than the par value per share, or for such purchase price as is established by the Committee in the Award Document.

B.            Restriction Period:  Restricted Stock awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture and attainment of Performance Goals for such period or periods as shall be determined by the Committee and set forth in the Award Document (“Restriction Period”).  A Restriction Period will generally be from three to five years; provided, however, that the Committee in its sole discretion may establish other time periods. The Committee shall have the power to permit, in its discretion, an acceleration of the lapse of the applicable Restriction Period with respect to any part or all of the Restricted Stock awarded to a Participant.

C.            Restriction Upon Transfer: During the Restriction Period applicable to any Restricted Stock Award, no right or interest of the Participant in such Restricted Stock nor any interest or right therein (including the right to vote such shares and receive dividends thereon) or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect.  Notwithstanding the foregoing and except as otherwise provided in this Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares.

D.            Performance Goals:  The lapse of restrictions on a Restricted Stock Award may be based upon the attainment of Performance Goals established by the Committee, in writing, in accordance with Section 162(m) of the Code.  Such Performance Goals shall be established within the period of time required by Code Section 162(m).  In establishing the Performance Goals, the Committee

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shall take the necessary steps to insure that the Company’s ability to achieve the pre-established goals is uncertain at the time the goals are set.  The established written Performance Goals shall be based upon an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid.  Such Performance Goals may vary by Participant and by Award.

The Committee shall have the discretion, by Participant and by Award, to reduce (but not to increase) some or all of the number of shares on which restrictions lapse that would otherwise be payable by reason of the satisfaction of the Performance Goals.  In making any such determination, the Committee is authorized to take into account any such factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

E.             Certificates:  Each certificate issued in respect of Restricted Stock awarded to a Participant shall be deposited with the Company or its designee and shall bear the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Harleysville Group Inc. Amended and Restated Equity Incentive Plan and a related Award Document between the Participant and the Company.  Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Document, a copy of each of which is on file in the office of the Secretary of Harleysville Group Inc.

F.             Lapse of Restrictions:  The Award Document shall specify the terms and conditions upon which any restrictions upon Restricted Stock awarded under the Plan shall lapse, as determined by the Committee.  Upon the lapse of such restrictions, shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative.

If established in the Award Document, a Participant may surrender already owned shares of the Company’s Common Stock or forego delivery of shares due as a result of the lapse of restrictions of a Restricted Stock Award in order to pay any withholding taxes required to be collected upon lapse of restrictions; provided, however, that if foregoing delivery of shares due under the Award occurs, the amount withheld shall not exceed the minimum withholding rate for federal tax obligations.  Such shares shall be valued at their Fair Market Value as of the trading day immediately prior to the date of the lapse of restrictions.

Unless otherwise provided in the Award Document, in the event of a Participant’s cessation of employment due to death or Disability, all restrictions upon Restricted Stock awarded under this Plan shall lapse and shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative.

In the event of a Participant’s cessation of employment due to Normal Retirement, all restrictions upon Restricted Stock awarded under this Plan shall lapse and shares of Common Stock free of the restrictive legend shall be issued

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to the Participant or his or her legal representative, unless the Committee provides otherwise in the Award Document.

In the event of a Participant’s cessation of employment due to Early Retirement, restrictions upon Restricted Stock awarded under this Plan shall lapse for that proportion of shares, rounded down to the nearest whole number, that represents the number of days from the Date of Grant until the date of Early Retirement divided by the number of days in the Restriction Period, and that number of shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative, unless the Committee provides otherwise in the Award Document.

The Committee shall have the power to permit an acceleration of previously established Restriction Periods or other forfeiture requirements, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

Any Restricted Stock Award with performance goal vesting requirements that is intended to comply with Section 162(m) of the Code shall only vest upon achievement of the applicable performance goal(s).

G.            Termination Prior to Lapse of Restrictions:  In the event of a Participant’s Termination of Employment prior to the lapse of restrictions as determined pursuant to the provisions of preceding Section V.(E), all Restricted Stock as to which there still remains unlapsed restrictions shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successors, heirs, assigns, or personal representatives of such Participant shall thereafter have any further rights or interest in such shares of Restricted Stock or any certificate representing such shares of Restricted Stock.

VI.           Restricted Stock Unit Awards

Restricted Stock Unit Awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Participant (“Award Commitment”) and which may provide for such terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

A.            Restriction Period:  Restricted Stock Units awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture and attainment of Performance Goals for such period or periods as shall be determined by the Committee and set forth in the Award Commitment (“Restriction Period”).  The Committee shall have the power to permit, in its discretion, an acceleration of the lapse of the applicable Restriction Period with respect to any part or all of the Restricted Stock Units awarded to a Participant.

B.            Performance Goals:  The lapse of restrictions on a Restricted Stock Units Award may be based upon the attainment of Performance Goals established by the Committee, in writing, in accordance with Section 162(m) of the Code.  Such Performance Goals shall be established within the period of time required by

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Code Section 162(m).  In establishing the Performance Goals, the Committee shall take the necessary steps to insure that the Company’s ability to achieve the pre-established goals is uncertain at the time the goals are set.  The established written Performance Goals shall be based upon an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid.  Such Performance Goals may vary by Participant and by Award.

The Committee shall have the discretion, by Participant and by Award, to reduce (but not to increase) some or all of the number of shares on which restrictions lapse that would otherwise be payable by reason of the satisfaction of the Performance Goals.  In making any such determination, the Committee is authorized to take into account any such factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

C.            Vesting:  The amounts credited with respect to each Restricted Stock Unit shall become vested on the lapse of the Restriction Period as set forth in the applicable Award Commitment at the Date of Grant.

Unless otherwise provided in the Award Commitment, in the event of a Participant’s cessation of employment due to Normal Retirement, the Participant shall become fully vested in his or her Restricted Stock Units.

Unless otherwise provided in the Award Commitment, in the event of a Participant’s cessation of employment due to Early Retirement, the Participant shall vest in that proportion of the Restricted Stock Unit Award, rounded down to the nearest whole number, that represents the number of days from the Date of Grant until the date of Early Retirement divided by the number of days in the vesting period.

Unless otherwise provided in the Award Commitment, in the event of a Participant’s cessation of employment due to death or Disability, the Participant shall become fully vested in his or her Restricted Stock Units.

D.            Account:  The Company shall maintain in its records an account for each Participant who has been granted Restricted Stock Units, to which shall be credited such number of Restricted Stock Units as is specified in the Award.  Each Restricted Stock Unit shall, upon vesting, be equal to one share of Common Stock.

E.             Dividend Equivalents:  Unless the Award Commitment provides otherwise, as soon as practicable following each date that occurs between the Date of Grant of a Restricted Stock Unit and the date of forfeiture of the Award on which the Company pays a regular cash dividend on its Common Stock (the “Dividend Distribution Date”), each Participant will be paid an amount in cash equal to the product of the number of Restricted Stock Units credited to his or her Account on the Record Date for such dividend and the per share dividend payable on such Dividend Distribution Date, if any.

F.             Time and Method of Payment:  Payments shall be made no later than seventy-four (74) days following the date on which the Restricted Stock Unit vests;

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provided, however, that if a Restricted Stock Unit Award provides for a “deferral of compensation” within the meaning of Section 409A of the Code, then if any such Restricted Stock Units vest as a result of Normal or Early Retirement or the Participant’s Disability, and the Participant is a “specified employee” under Section 409A of the Code, then such payment shall be made on the first day of the seventh month following the Participant’s Normal or Early Retirement or Disability.  Unless the Award Commitment provides otherwise, any payment which may become due from the Company under the Award Commitment shall be payable in Common Stock.

If established in the Award Document, a Participant may surrender already owned shares of the Company’s Common Stock or forego delivery of shares due as a result of the lapse of restrictions of a Restricted Stock Unit Award in order to pay any withholding taxes required to be collected upon lapse of restrictions provided, however, that if foregoing delivery of shares due under the Award occurs, the amount withheld shall not exceed the minimum withholding rate for federal tax obligations.  Such shares shall be valued at their Fair Market Value as of the trading day immediately prior to the date of the lapse of restrictions.

G.            Forfeiture:  Unless the Award Commitment provides otherwise, in the event of a Participant’s Termination of Employment prior to the full vesting of the Restricted Stock Units as determined pursuant to the provisions of Section VI.(C), all Restricted Stock Units that are not vested shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successors, heirs, assigns, or personal representatives of such Participant shall thereafter have any further rights or interest in such shares or certificates.

H.            Nature of restricted stock units.  Restricted Stock Units shall be used solely as a device for the measurement and determination of the amount to be paid to Participants who receive such Awards as provided in this Plan.  Restricted Stock Units shall not constitute or be treated as property or as a trust fund of any kind.  All amounts at any time attributable to the Restricted Stock Units shall be and remain the sole property of the Company, until payment, and each applicable Participant’s rights hereunder are limited to the right to receive cash and shares of Common Stock upon the vesting of any such Award as provided in this Plan and the Award Commitment.

VII.          Miscellaneous Provisions

A.            Amendment, Suspension and Termination of Plan and awards:  The Committee or the Board may, at any time, amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section VII.(B) or amend any Award previously granted, prospectively or retroactively (subject to Article II); provided, however, that, (i) unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant; (ii) except as otherwise provided in Section III.(E) hereof, the Committee shall not reduce the exercise price of Stock Options previously awarded to any Participant, whether through amendment, cancellation

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and replacement grant, or any other means, without prior stockholder approval; and (iii) the Company will seek the approval of the Company’s stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable laws or regulations, including the rules of any national stock exchange on which the Company’s Common Stock is then listed.

B.            Government and Other Regulations:  The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

1.             If the Common Stock is listed on a national securities exchange, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange.  The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Stock Option or Stock Appreciation Right or vest in any Restricted Stock or Restricted Stock Unit shall be suspended until such listing has been effected.

2.             If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option or Stock Appreciation Right or vest in any Restricted Stock or Restricted Stock Unit shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

3.             Upon termination of any period of suspension under this Section VII.(B), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option or Stock Appreciation Right.

C.            Other Compensation Plans and Programs:  The Plan shall not be deemed to preclude the implementation by the Company, Parent or any Subsidiary of other compensation plans or programs which may be in effect from time to time.  Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company, Parent or any Subsidiary.  Any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company, Parent or any Subsidiary unless specifically provided.

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D.            Withholding Taxes:  The Company shall have the right to require a payment from a Participant to cover applicable withholding for any federal, state or local taxes.  The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

E.             Single or Multiple Documents:  Multiple forms of Awards or combinations thereof may be evidenced by a single document or multiple documents, as determined by the Committee.

F.             CERTIFICATES:  Whenever the Plan provides for issuance of a stock certificate(s) to reflect the issuance of shares of Common Stock, the issuance may be affected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

G.            Construction of Plan: The interpretation of the Plan and the application of any rules implemented hereunder shall be determined in accordance with the laws of the State of Delaware.

H.            Pronouns, Singular and Plural:  The masculine may be read as feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

I.              Limitation of Rights:

1.             No Right to Continue as an Employee:  Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation.

2.             No Stockholder’s Rights for Stock Options:  A Participant shall have no rights as a stockholder with respect to the shares covered by Stock Options granted hereunder until the date of the issuance of stock in book entry or certificate form and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued.

3.             Rights as a Stockholder:  A recipient of a Restricted Stock Unit shall have no rights as a stockholder with respect to the Restricted Stock Units granted hereunder until the date of the issuance of stock in book entry or certificate form to the Participant to the extent described in the terms of the Award Commitment.

J.             Section 409a:

1.             Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued

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thereunder (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

2.             Restricted Stock and Restricted Stock Unit Awards shall (subject to satisfaction of any purchase price requirement) be transferred or paid to the Participant as soon as practicable following the Award date or the lapse of forfeiture restrictions set forth in the Plan or the Award Commitment, and the satisfaction of any and all other conditions of the Award applicable to such Restricted Stock or Restricted Stock Unit Award (the “Restriction End Date”), but in no event later than seventy-four (74) days following the end of the calendar year that includes the later of the Award date or the Restriction End Date, as the case may be. Notwithstanding any of the foregoing, to the extent that the provisions of this Plan or the provisions of any Award Commitment for Restricted Stock Units require, distributions of shares under circumstances that constitute a “deferral of compensation” shall conform to the applicable requirements of Section 409A of the Code, including, without limitation, the requirement that a distribution to a Participant who is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) which is made on account of the specified employee’s Termination of Employment shall not be made before the date which is six (6) months after the date of Termination of Employment.

3.             The Committee may, in its discretion, vest part or all of a Participant’s Award that would otherwise be forfeited; provided that, in the case of a Restricted Stock Unit Award that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, distribution thereof to the Participant shall be made no later than two and one-half (2½) months following the end of the calendar year in which such vesting occurs; provided, further, that, in the case of a Restricted Stock Unit Award that provides for a “deferral of compensation” within the meaning of Section 409A of the Code, distribution thereof to the Participant shall be made on the first payment event that such distribution could have been made absent such acceleration.  Notwithstanding the foregoing, no waiver, amendment, alteration, suspension, discontinuation or termination of the Award by the Committee shall constitute (i) a modification of a stock right within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of any feature for the deferral of compensation, within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(C), or an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Code Section 409A within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(E).  Furthermore, in no event may the Committee exchange Awards previously granted for Awards of a different type.

K.            Plan Effective Date and Termination.  This Plan shall be deemed effective on the day the Board approves this Plan, as amended and restated, subject to the approval by the stockholders of the Company (the “Effective Date”) and shall have a term of ten years, ending on February 29, 2020.  Any Award made between the date of Board approval and the date of stockholder approval shall

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not be deemed fully approved until the Plan is approved by the stockholders, and if the Plan is not so approved, such Award(s) shall be null and void.  Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no shares of Common Stock remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

L.             Successors.  Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, shall assume the liabilities of the Company under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

TO RECORD the adoption of this Amended and Restated Equity Incentive Plan, the Board of Directors has directed a duly authorized officer to execute this document on this          day of                   , 2010.

HARLEYSVILLE GROUP INC.

	By:	/s/ Michael L. Browne
ATTEST:		Michael L. Browne
President & CEO

/s/ Robert A. Kauffman
Robert A. Kauffman, Secretary

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COMPANY # TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Items 1 through 6 Election of directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. Barbara A. Austell 3. William E. Storts 2. G. Lawrence Buhl 4. To approve the Amended and Restated Equity Incentive Plan (EIP), including For Against Abstain for purposes of Section 162(m) of the Internal Revenue Code. 5. To ratify KPMG LLP as the Company’s independent registered public For Against Abstain accounting firm for 2010. 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on this proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.  INTERNET – www.eproxy.com/hgic Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 27, 2010. Please have this proxy card and Social Security Number or Tax Identification Number available. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 27, 2010. Please have this proxy card and Social Security Number or Tax Identification Number available. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card. Shareowner Services SM P.O. Box 64945 St. Paul, MN 55164-0945 Please detach here

Harleysville Group Inc. 355 Maple Avenue Harleysville, PA 19438 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 28, 2010. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1 through 6. By signing the proxy, you revoke all prior proxies and appoint Arthur E. Chandler, Beth A. Friel and Robert A. Kauffman (the “Proxies”), and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions. HARLEYSVILLE GROUP INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 28, 2010 10:30 a.m. Company’s Headquarters 355 Maple Avenue Harleysville, PA 19438 The proxy statement and the Company’s 2009 Annual Report to Stockholders are available on the Internet, by logging onto http://www.harleysvillegroup.com/2010.html. 100668